Exhibit 4.1

Execution Version

BOYD GAMING CORPORATION

AND

THE GUARANTORS NAMED HEREIN

4.750% SENIOR NOTES DUE 2027

INDENTURE

Dated as of December 3, 2019

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.04
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	10.03
(b)(2)	7.07
(c)	7.06;12.02
(d)	7.06
314(a)	1.01; 4.03;6.12; 12.02;12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05;12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.01
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.03
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

EXHIBIT LIST

Exhibit A	-	FORM OF NOTE
Exhibit B	-	FORM OF GLOBAL NOTE LEGEND AND FORM OF RESTRICTED SECURITY LEGEND
Exhibit C	-	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE
Exhibit D	-	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
Exhibit E	-	FORM OF CERTIFICATE OF TRANSFER
Exhibit F	-	FORM OF CERTIFICATE OF EXCHANGE

INDENTURE, dated as of December 3, 2019, by and among Boyd Gaming Corporation, a Nevada corporation (including any and all successors thereto, the “Company”), the Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of all Persons who hereafter become Holders of the 4.750% Senior Notes due 2027 (the “Notes”):

ARTICLE 1.    DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing a Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, (1) Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of the specified Person or at the time it merges or consolidates with the specified Person or any of the specified Person’s Subsidiaries or is assumed by the specified Person or any Subsidiary of the specified Person in connection with the acquisition of assets from such other Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person, in each case, to the extent that such Indebtedness is not Incurred by the specified Person or any Subsidiary of the specified Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of the specified Person or such acquisition, merger or consolidation.

“Additional Assets” means:

(1)    any Property (other than cash, cash equivalents or securities) to be owned (or, in the case of any Property subject to the Master Lease or an Additional Lease, leased) by the Company or a Restricted Subsidiary and used in a Core Business or a Related Business;

(2)    the costs of improving, restoring, replacing or developing any Property owned (or, in the case of any Property subject to the Master Lease or an Additional Lease, leased) by the Company or a Restricted Subsidiary which is used or usable in a Core Business or a Related Business; or

(3)    Investments in any other Person engaged primarily in a Core Business or a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary;

provided, that if the applicable Property is subject to the Master Lease or an Additional Lease, such improvement, restoration, replacement or development shall be done in accordance with such Master Lease or Additional Lease.

“Additional Interest” means all amounts, if any, payable (i) pursuant to the provisions relating to additional interest described under Section 6.12 as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations pursuant to Section 4.03 and for any failure to comply with the requirements of Section 314(a) of the TIA and/or (ii) pursuant to the provisions relating to additional interest provided for in the Registration Rights Agreement.

“Additional Lease” shall mean any lease entered into for the purpose of the Company or any of its Restricted Subsidiaries to acquire the right to occupy and use real property, vessels or similar assets for, or in connection with a Core Business or a Related Business.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01 and 2.13 and subject to compliance with Article 4.

“Affiliate” means, with respect to any Person, a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under direct or indirect common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note, on any redemption date, the greater of:

(a)    1.0% of the principal amount of the Note; or

(b)    the excess of:

(i)    the present value at such redemption date of (x) the redemption price of the Note at December 1, 2022 (such redemption price being set forth in the table appearing in Section 3.07(a)) plus (y) all required interest payments due on the Note through December 1, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii)    the principal amount of the Note, if greater.

Applicable Premium shall be determined by the Company, and the Trustee shall have no obligation to confirm or verify such determination.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of the Company or any of its Restricted Subsidiaries with or into any person other than the Company or one of its Restricted Subsidiaries), by the Company or one of its Restricted Subsidiaries to any Person other than the Company or one of its Restricted Subsidiaries of:

(a)    any of the Capital Stock or other ownership interests of any Restricted Subsidiary of the Company (other than directors’ qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary); or

(b)    any other Property of the Company or any Property of its Restricted Subsidiaries, in each case not in the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(a)     any single transaction or series of related transactions that involves assets having a Fair Market Value of $125,000,000 or less;

(b)     any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(c)     any such disposition of Property between or among the Company and its Restricted Subsidiaries;

(d)     the sale or other disposition of cash, cash equivalents or Temporary Cash Investments;

(e)     any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Core Business or a Related Business;

(f)     a Restricted Payment that is permitted by Section 4.15 or a Permitted Investment;

(g)     the disposition of all or substantially all of the assets of the Company in a manner permitted by Section 4.11 and 5.01 or any disposition that constitutes a Change of Control;

(h)     the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof;

(i)     sales or grants of licenses or sublicenses to use trademarks, know-how, patents and any other intellectual property or intellectual property rights to the extent not materially interfering with the business of the Company and its Restricted Subsidiaries;

(j)     dispositions that occur in the ordinary course of the Company’s or a Restricted Subsidiary’s business in connection with Permitted Liens;

(k)     any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property, equipment or assets (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Board of Directors, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries);

(l)     the disposition of receivables in connection with the compromise, settlement or collection thereof;

(m)     foreclosures, condemnation or any similar action on assets or the granting of Liens permitted by Section 4.14;

(n)     any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of the Company’s or any Restricted Subsidiary’s business; or

(o)    sales of Unrestricted Subsidiaries, or issuances or sales of Capital Stock, Indebtedness, other securities or other Investments therein, or assets thereof.

In the event that a transaction (or a portion thereof) meets the criteria of more than one category of exceptions to this definition of “Asset Sale,” the Company, in its sole discretion, will be entitled to divide and classify or reclassify such transaction (or a portion thereof) between or among such categories.

“Attributable Indebtedness” means Indebtedness deemed to be Incurred in respect of a Sale/ Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Borgata Joint Venture” means Marina District Development Holding Co., LLC and its successors and assigns.

“Boyd Family” means (a) William S. Boyd, (b) any direct descendant or spouse of such person, or any direct descendant of such spouse (including in each case and for the avoidance of doubt, any children, grandchildren, great grandchildren, etc.), (c) any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in Capital Stock of the Company is one of the foregoing persons and (d) any majority (or more) owned Subsidiary or partner or member of any of the foregoing.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of Section 4.14, Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased; provided, that the Master Lease and any Additional Leases will be accounted for as an operating lease and not as a Capital Lease Obligation.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Change of Control” shall be deemed to occur if:

(a)    any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and other than a Restricted Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this clause (1), the members of the Boyd Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation;

(b)    the sale, lease, conveyance or other transfer of all or substantially all of the Property of the Company (other than to any Restricted Subsidiary), determined on a consolidated basis, shall have occurred;

(c)    the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(d)    the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(i)    the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock; and

(ii)    the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

“Change of Control Time” means the earlier of the public announcement of (1) a Change of Control or (2) (if applicable) the Company’s intention to effect a Change of Control.

“Change of Control Triggering Event” means both a Change of Control and a Rating Decline; provided, however, that a Change of Control Triggering Event shall not be deemed to have occurred if (i) at the Change of Control Time the Notes have Investment Grade Status and (ii) the Company effects defeasance of the Notes pursuant to Article 8 prior to a Rating Decline.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Boyd Gaming Corporation, a Nevada corporation, and any and all successors thereto.

“Consolidated EBITDA” means, for any period, without duplication, the sum of:

(a)    Consolidated Net Income; plus

(b)    to the extent Consolidated Net Income has been reduced thereby: (i) Consolidated Fixed Charges; (ii) provisions for taxes based on income; (iii) consolidated depreciation expense; (iv) consolidated amortization expense; (v) all preopening expenses paid or accrued; and (vi) other noncash items reducing Consolidated Net Income, and minus other noncash items increasing Consolidated Net Income; plus

(c)    an estimate of the amount (determined in good faith by the Company) of business interruption insurance expected to be collected with respect to such period, whether or not (i) any applicable insurance carrier has designated all or any portion of any expected recovery as attributable to business interruption coverage as opposed to other types of coverage, and (ii) the affected operations are classified as discontinued operations or any such operations have been or are being disposed of, minus any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income for such period; plus

(d)    the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Company in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated (in the good faith determination of the Company) during the preceding four fiscal quarters (or with respect to Specified Transactions, are reasonably expected to be initiated within eighteen (18) months of the closing date of the Specified Transaction), including in connection with any Specified Transaction (calculated on a Pro Forma Basis), net of the amount of actual benefits realized during such period from such actions; provided that (i) such actions are to be taken within eighteen (18) months after the consummation of such Specified Transaction, restructuring or implementation of an initiative that is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (ii) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (4) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (iii) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (4) to the extent more than eighteen (18) months have elapsed after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies; provided, that the aggregate amount of additions made to Consolidated EBITDA for any period pursuant to this clause (4) shall not (x) exceed 20.0% of Consolidated EBITDA for such period (after giving effect to this clause (4)) or (y) be duplicative of one another, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP. For all purposes of this Indenture, Consolidated EBITDA will be calculated taking into account adjustments consistent with those described in the definition of “Pro Forma Basis”.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period; provided that (other than for purposes of Section 4.12(b)(xiii)) no effect shall be given to (i) any Indebtedness (and associated Consolidated Fixed Charges) Incurred pursuant to Section 4.12(b) on the Calculation Date and (ii) the Discharge of any Indebtedness (and associated Consolidated Fixed Charges) to the extent such Discharge results from the application of the proceeds of any Indebtedness Incurred pursuant to Section 4.12(b) on the Calculation Date.

“Consolidated Fixed Charges” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries including:

(a)    the interest component of Capital Lease Obligations, which shall be deemed to accrue at any interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligations,

(b)    amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,

(c)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(d)    net costs pursuant to Interest Rate Agreements,

(e)    dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary,

(f)    interest attributable to the Indebtedness of any other Person for which the Company or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise; plus

(g)    the product of:

(i)    dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary and any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of the Company (other than dividends paid in Capital Stock that is not Disqualified Stock); times

(ii)    a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

minus interest income. In addition, Consolidated Fixed Charges shall not include (w) non-cash interest expense, (x) deferred financing costs amortized or written off, and premiums and prepayment penalties and other fees, premiums or reserves paid in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing; (y) any expensing of commitment and other financing fees or (z) write-offs relating to termination of Interest Rate Agreements. For the avoidance of doubt and consistent with GAAP, Consolidated Fixed Charges shall not include any capitalized interest or any interest portion of payments in connection with the Master Lease or any Additional Lease. Interest on any Indebtedness under a revolving credit facility computed on a Pro Forma basis shall be computed based on the amount outstanding under such facility on the Calculation Date.

“Consolidated Net Income” means for any period, the net income (loss) of the Company and its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

(a)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in clause (c) below:

(i)    the net income (or, if applicable, the Company’s equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(ii)    the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

(b)    any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor, except that:

(i)    subject to the limitations contained in clause (c) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii)    the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c)    any gain or loss realized upon the sale or other disposition of any Property of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(d)    accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of any acquisition, Investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustments of estimated payouts on earn-outs);

(e)    items classified as nonrecurring;

(f)    any non-cash charges related to fair value adjustments;

(g)    expenses or charges relating to the amortization of intangibles;

(h)    deferred financing costs amortized or written off, and premiums and prepayment penalties and any gain or loss realized in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing;

(i)    any cost, charge, fee or expense (including, without limitation, all legal, accounting, advisory or other transaction-related fees, discounts, commissions, charges, prepayment penalties or premia, costs and expenses and any bonuses or success fee payments and charges incurred in respect of letters of credit or bankers’ acceptance financings) (or any amortization or write off of any of the foregoing), or any gain or loss realized in connection or associated with any issuance (or proposed issuance) of debt, or equity or any refinancing transaction or any acquisition, Investment or disposition (or any such proposed issuance, transaction, acquisition, Investment or disposition) or any amendment, supplement, consent, waiver or other modification of any debt instrument or any acquisition, disposition or financing; and

(j)    the cumulative effect of a change in accounting principles.

For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such Person or of a company or business acquired by such Person (in each case, including but not limited to those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with or as a result of the purchase or acquisition of such acquired company or business by such Person shall be added to the Consolidated Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such Person.

“Consolidated Net Leverage Ratio” means, with respect to any Person, as of any date of determination, the ratio of (a) (i) Consolidated Total Indebtedness of such Person on a Pro Forma Basis; minus (ii) the amount of Unrestricted Cash of such Person at such time to (b) Consolidated EBITDA of such Person for the Reference Period on a Pro Forma Basis.

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, calculated on a consolidated basis in accordance with GAAP and with such pro forma adjustments as are consistent with the definition of “Pro Forma Basis.”

“Consolidated Total Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis (exclusive of any Indebtedness of the Company’s Restricted Subsidiaries to the Company or another Restricted Subsidiary or any Indebtedness of the Company to any Restricted Subsidiary), the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money minus the amount of any cash borrowed by the Company and pledged or deposited by the Company pursuant to the Credit Agreement, (b) the aggregate amount of all Capital Lease Obligations, (c) the aggregate amount of all Guarantees with respect to outstanding Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Company or any Restricted Subsidiary, and (d) the aggregate amount of all liabilities under any non-appealable judgment rendered against the Company or any Restricted Subsidiary. Notwithstanding the foregoing, Consolidated Total Indebtedness shall not include any Defeased Indebtedness. The amount of Consolidated Total Indebtedness shall be deemed to be zero with respect to (i) any letter of credit, unless and until a drawing is made with respect thereto, and (ii) any Guarantee, unless and until demand for payment is made with respect thereto.

“Core Business” means (i) gaming, sports betting, online sports betting, online gaming, card club, racing, sports, entertainment, leisure, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related, ancillary, complementary or incident thereto or to any other business activities in which the Company or its Restricted Subsidiaries are engaged on the Issue Date, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and online or internet gaming, (ii) any of the types of preexisting businesses being operated on land acquired (whether by purchase, lease or otherwise) by the Company or any Restricted Subsidiary, or similar types of businesses conducted by the Company or such Restricted Subsidiary after such acquisition of land, and all other businesses and activities necessary for or reasonably related, ancillary, complementary or incident thereto; provided that such land was acquired by the Company or such Restricted Subsidiary for the purpose, determined in good faith by the Company, of ultimately conducting a business or activity described in clause (i) above at some time in the future, and (iii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of August 14, 2013, among the Company, the financial institutions named therein, Bank of America, National Association, as administrative agent and letter of credit issuer, and Wells Fargo Bank, N.A., as swing line lender, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Credit Facilities” has the meaning assigned to it in the definition of “Credit Facility.”

“Credit Facility” means (i) the Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing or decreasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the Credit Agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (a) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other Indebtedness (including without limitation any Sale/Leaseback Transaction), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (any such credit facilities under this definition, the “Credit Facilities”).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defeased Indebtedness” means Indebtedness (a) that has been defeased in accordance with the terms of the indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside in a separate account by the Company or the applicable Restricted Subsidiary, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds, or (d) that has otherwise been defeased in the good faith determination of the Company.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.05, which Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate of the Company setting forth the basis of such valuation, less the amount of cash, cash equivalents or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Development Services” means, with respect to any Qualified Facility, the provision (through retained professionals or otherwise) of development, design or construction services with respect to such Qualified Facility.

“Disqualified Stock” of a Person means any Capital Stock of such Person (i) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise, (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable or exercisable for Indebtedness and (ii) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, in the case of each of clauses (i) and (ii) on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that such Capital Stock of the Company or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the Notes only if (a) the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or (b) the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, the Company or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia.

“Equity Offering” means a public or private sale of Capital Stock of the Company (other than Disqualified Stock or sales to a Subsidiary of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the notes issued in the applicable Exchange Offer pursuant to Section 2.05(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indentures” means collectively, (1) the Indenture dated as of May 21, 2015 among the Company, the Guarantors party thereto and Wilmington Trust, National Association, as trustee, (2) the First Supplemental Indenture dated as of May 21, 2015 among the Company, the Guarantors party thereto and Wilmington Trust, National Association as trustee, related to the 6.875% senior notes due 2023, (3) the Indenture dated as of March 28, 2016 among the Company, the Guarantors party thereto and Wilmington Trust, National Association as trustee, related to the 6.375% senior notes due 2026, and (4) the Indenture dated as of June 25, 2018 among the Company, the Guarantors party thereto and Wilmington Trust, National Association as trustee, related to the 6.000% senior notes due 2026, each as in effect on the Issue Date and each as amended, modified or supplemented.

“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided: (1) if such Property has a Fair Market Value of $35,000,000 or less, by any Officer of the Company; or (2) if such Property has a Fair Market Value in excess of $35,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction), delivered to the Trustee.

“FF&E” means furniture, fixtures or equipment.

“GAAP” means accounting principles generally accepted in the United States of America in effect from time to time; provided that if any contract that would have been accounted for as an operating lease as of June 25, 2018 based on GAAP as applied by the Company as of such date but would no longer be deemed to be an operating lease based on GAAP as in effect on a later date, the resulting accounting impact, if any, of such contract no longer being deemed to be an operating lease shall be excluded for purposes of this Indenture; provided, further, that at any date after the Issue Date, the Company may make an irrevocable election to establish that “GAAP” shall mean, except as otherwise specified herein, GAAP as in effect on a date that is on or prior to the date of such election. Notwithstanding anything to the contrary herein, for all purposes of this Indenture except for the calculation of Consolidated Total Assets, (a) the Master Lease and any Additional Lease and any guarantees thereof shall not constitute Indebtedness or a capital lease, a financing lease or a Capital Lease Obligation (or terms of similar effect) regardless of how such Master Lease or Additional Lease may be treated under GAAP, (b) any payments in connection with such Master Lease or Additional Lease shall not constitute consolidated interest expense of the Company and (c) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under the Master Lease or any Additional Lease in the applicable period, and no other deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under the Master Lease or any Additional Lease not paid in cash during the relevant period or other non-cash amounts incurred in respect of the Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to the Master Lease or any Additional Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

“Gaming Approval” means any and all approvals, authorizations, permits, consents, rulings, orders or directives of any governmental authority (including, without limitation, any Gaming Authority) in favor of the Company or any of its Restricted Subsidiaries (a) necessary to enable the Company or any of its Restricted Subsidiaries to engage in, operate or manage a Core Business or a Related Business or otherwise continue to conduct, operate or manage such business substantially as is presently conducted, operated or managed or contemplated to be conducted, operated or managed following the Issue Date, (b) required by any Gaming Law or (c) necessary as is contemplated on the Issue Date, in connection with the offering of the Notes and other transactions contemplated hereby.

“Gaming Authority” means any of the Nevada Gaming Commission, the Nevada Gaming Control Board, the Louisiana Gaming Control Board, Louisiana State Racing Commission, the Mississippi Gaming Commission, the Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Kansas Racing and Gaming Commission, the Ohio Lottery Commission, the Ohio State Racing Commission, the Missouri Gaming Commission, the Pennsylvania Gaming Control Board and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe’s reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

“Gaming Facility” means any gaming establishments, casinos, hotels, resorts, convention centers, meeting centers, spas, race tracks, off-track wagering sites, video lottery, historical horse racing, video gaming, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment and including any internet, computer maintenance, computer servers, interactive, online, virtual or social gaming-related assets, operations, technology or platforms, and other property and assets ancillary thereto or used in connection therewith or the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted, operated or managed by the Company or any of its Restricted Subsidiaries within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Gaming Lease” means any lease entered into for the purpose of the Company or any of its Restricted Subsidiaries to acquire the right to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of casinos, casino resorts, “racinos,” racetracks, non-gaming resorts, hotels, distributed gaming applications, entertainment developments, restaurants, retail developments or taverns or other gaming or entertainment facilities or other facilities related to activities ancillary to or supportive of the business of the Company and its Restricted Subsidiaries.

“Gaming License” means any and all licenses, franchises, approvals, authorizations, permits, consents, rulings, authorizations, orders or directives of any governmental authority (including, without limitation, any Gaming Authority) in favor of the Company or any of its Restricted Subsidiaries (a) necessary to enable the Company or any of its Restricted Subsidiaries to engage in, operate or manage a Core Business or a Related Business or otherwise continue to conduct, operate or manage such business substantially as is presently conducted, operated or managed or contemplated to be conducted, operated or managed following the Issue Date, (b) required by any Gaming Law or other Legal Requirements or (c) necessary as is contemplated on the Issue Date, in connection with the offering of the Notes and other transactions contemplated hereby.

“Global Note Legend” means the legend set forth in Exhibit B under the caption “Form of Global Note Legend,” which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes issued in accordance with Section 2.01, 2.05(b)(ii), 2.05(d) or 2.05(f).

“Group Investors” has the meaning assigned to it in the definition of “Permitted Holders.”

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business; or (b) any obligation in the nature of a completion guaranty which is limited solely to an obligation to complete the development, construction or opening of any new Gaming Facility entered into on behalf of any Person in which a Qualified Investment has been made by the Company or any Restricted Subsidiary. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Subsidiary of the Company that gives a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise:

(a)    which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness;

(b)    evidenced by bonds, notes, debentures or similar instruments; or

(c)    representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(i)    any Capital Lease Obligations (it being understood that the obligations of such Person under the Master Lease or any Additional Lease shall not constitute Indebtedness);

(ii)    Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

(iii)    Guarantees of Indebtedness of other Persons;

(iv)    any Disqualified Stock;

(v)    any Attributable Indebtedness;

(vi)    all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(vii)    in the case of the Company, Preferred Stock of its Restricted Subsidiaries; and

(viii)    obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

Notwithstanding the foregoing, Indebtedness shall not include (i) any pay-in-kind interest or any interest, accrued interest or earn out obligations or other contingent consideration until due and payable, (ii) obligations under (or in respect of) the Master Lease or any Additional Lease or (iii) any indebtedness of (x) Diamond Jo, LLC under that certain Minimum Assessment Agreement, dated as of October 1, 2007, by and among the City of Dubuque, Iowa, Diamond Jo, LLC and the City Assessor of the City of Dubuque, Iowa, or (y) Kansas Star Casino, LLC under that certain Developer’s Agreement, dated as of March 7, 2011, by and between Kansas Star Casino, LLC and the City of Mulvane, Kansas, in each case as amended, renewed, repurchased, extended, substituted, refinanced or replaced from time to time so long as the principal amount (or accreted value, if applicable) of such indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness amended, renewed, repurchased, extended, substituted, refinanced or replaced (plus all accrued interest on the indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith). For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified

Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through (viii) in the previous paragraph in respect thereof at such date.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1,000,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment. Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Additional Assets of any other Person solely with Capital Stock (other than Disqualified Stock) shall not be deemed to be an Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (or any successor to the rating agency business thereof) and BBB– (or the equivalent) by S&P (or any successor to the rating agency business thereof).

“Investment Grade Status” means any time at which the ratings of the Notes by each of Moody’s (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

“Issue Date” means December 3, 2019.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the cities of New York, New York and Las Vegas, Nevada or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Legal Requirements” means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby. In no event shall an operating lease, the Master Lease, an Additional Lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means any acquisition or other Investment, including by way of purchase, merger, amalgamation or consolidation or similar transaction (including repayment of Indebtedness of the Person acquired (or that is secured by the assets acquired in such acquisition or investment) or unconditional repayment or redemption of, or offer to purchase, any Indebtedness, and, in each case, the Incurrence of Indebtedness in connection therewith), by the Company or one or more of its Restricted Subsidiaries, with respect to which the Company or any such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third party financing.

“Master Lease” means that certain Master Lease, dated as of October 15, 2018, by and between Gold Merger Sub, LLC, a Delaware limited liability company, as landlord, and Boyd TCIV, LLC, a Nevada limited liability company, as tenant, as it may be amended, restated, replaced or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” from any Asset Sale by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold, and net of:

(a)    all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with an Asset Sale, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder’s fee or broker’s fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries;

(b)    all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c)    appropriate amounts to be provided by such Person or its Restricted Subsidiaries, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Person or its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(d)    all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale;

provided, however, that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any noncash consideration received in connection with an Asset Sale which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

“Non-Recourse Indebtedness” means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law:

(1) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness; and

(2) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased or developed with the proceeds of the Incurrence of such Indebtedness and as to which neither the Company nor any of its Restricted Subsidiaries provides any credit support or is liable.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes set forth in Article 10, including as a result of execution of a supplemental indenture.

“Notes” has the meaning assigned to it in the Recitals to this Indenture. The Initial Notes and the Additional Notes and Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes and Exchange Notes issued in exchange therefor.

“Officer” means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05. The counsel may be an employee of or counsel to the Company, any Guarantor or the Trustee.

“Outstanding” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(c)    Notes as to which defeasance has been effected pursuant to Section 8.02 or 8.03; and

(d)    Notes which have been replaced pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) if, as of such date, the principal amount payable at the Stated Maturity of a Note is not determinable, the principal amount of such Note which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 2.01, of the principal amount of such Note and (B) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Pari Passu Indebtedness” means:

(a)    with respect to the Company, any Indebtedness which ranks pari passu in right of payment with the Notes; and

(b)    with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment with such Guarantor’s Note Guarantee.

The determination of whether any Indebtedness ranks pari passu in right of payment shall not take into account whether or not such Indebtedness is secured by any collateral.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted FF&E Financings” means Indebtedness of the Company or any of its Restricted Subsidiaries that is Incurred to finance FF&E used directly in the operation of a Gaming Facility owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

“Permitted Holders” means (a) the Boyd Family or (b) any Person with which one or more of the foregoing Persons set forth in clause (a) (such Persons described in clause (a), the “Group Investors”) form a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) so long as, in the case of this clause (b), the relevant Group Investors (taken as a whole) directly or indirectly beneficially own more than 50% of the relevant voting power of the issued and outstanding Voting Stock of the Company owned by such group.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(a)    the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Core Business or a Related Business;

(b)    another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Core Business or a Related Business;

(c)    cash, cash equivalents or Temporary Cash Investments;

(d)    receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)    loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be;

(g)    stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(h)    any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the Holders;

(i)    securities received pursuant to clause (a)(ii) of Section 4.11;

(j)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(k)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(l)    Qualified Investments; provided that at the time such Qualified Investment is made and giving pro forma effect thereto (A) the Consolidated Fixed Charge Coverage Ratio of the Company on the date of the Investment would have been greater than 2.5 to 1 and (B) no Default or Event of Default would exist; provided, however, that, if an Investment in any Person made pursuant to this clause (l) would, at any time after the date such Investment is made, cease to qualify as a Qualified Investment due to a failure to satisfy the requirements of clause (b) of the definition of “Qualified Investment,” then the Company will be deemed to have made an Investment equal to the value of its Investment in such Person at such time (valued in each case as provided in the definition of “Investment”) and the value of such Investment at such time will, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments referenced under Section 4.15(a)(iii);

(m)    payments with respect to a Guarantee or other extension of credit that qualified as a Qualified Investment at the time the Guarantee was given or extension of credit was made, unless such Guarantee or extension of credit no longer qualifies as a Qualified Investment due to a failure to satisfy the requirements of clause (b) of the definition of “Qualified Investment”;

(n)    any Guarantee of Indebtedness permitted by Section 4.12;

(o)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(p)    any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax;

(q)    Investments of a Person existing at the time such Person is acquired, becomes a Restricted Subsidiary or is amalgamated, merged or consolidated with or into the Company or any Restricted Subsidiary in accordance with Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, designation, redesignation, amalgamation, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)     Investments in an aggregate principal amount not to exceed $23,100,000 of Urban Renewal Tax Increment Revenue Bonds, Taxable Series 2007 of the City of Dubuque, Iowa issued as of October 16, 2007 pursuant to that certain Official Statement, dated October 1, 2007, as such bonds may be renewed, extended, substituted, refinanced or replaced, so long as the principal amount of the aggregate Investment does not exceed the amount of the aggregate Investment outstanding on the Issue Date (plus an amount equal to all accrued interest of such bonds and the amount of all fees and expenses, including premiums, incurred in connection with any renewal, extension, substitution, refinancing or replacement of such bonds);

(s)    transfers by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of operational agreements (including, without limitation, slot machine leases, technical assistance services agreements, trademark and trade names licenses, management services agreements and royalty agreements) or other agreements (or rights under agreements) entered into in the ordinary course of business between the Company or a Restricted Subsidiary, on the one hand, and an Unrestricted Subsidiary, on the other hand;

(t)    Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding not to exceed the greater of $855,000,000 and 15.0% of Consolidated Total Assets for such Reference Period; provided, however, that if an Investment made pursuant to this clause (t) is made in any Person that is not a Restricted Subsidiary as of the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (t) for so long as such Person continues to be a Restricted Subsidiary;

(u)    Investments in any Unrestricted Subsidiary, joint venture or other Person engaged in a Core Business or a Related Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (u) that are at the time outstanding not to exceed the greater of $570,000,000 and 10.0% of Consolidated Total Assets for such Reference Period; provided, however, that if an Investment made pursuant to this clause (u) is made in any Person that is not a Restricted Subsidiary as of the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (u) for so long as such Person continues to be a Restricted Subsidiary;

(v)    any Investment, so long as after giving effect to such Investment, the Consolidated Net Leverage Ratio of the Company on a Pro Forma Basis is not greater than 4.25 to 1.00; and

(w)    Investments arising as a result of the occurrence of a Trigger Event or Reverse Trigger Event under any applicable Transfer Agreement.

“Permitted Liens” means:

(a)    Liens securing Indebtedness and other obligations under a Credit Facility in an amount not to exceed the amount of Indebtedness permitted to be Incurred pursuant to Section 4.12(b)(iii);

(b)    Liens to secure Indebtedness permitted by Section 4.12(b)(viii) covering only the assets acquired with or financed by such Indebtedness;

(c)    Liens in favor of the Company or any Guarantor;

(d)    Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(e)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens which secure payment of obligations arising in the ordinary course of business;

(f)    Liens in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

(g)    in respect of the Company or any Restricted Subsidiary, other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation leases, subleases, licenses and sublicenses;

(h)    Liens arising from Uniform Commercial Code financing statements regarding operating leases;

(i)    pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(j)    minor survey exceptions;

(k)    utility easements, building or zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property;

(l)    Liens existing on the Issue Date (other than Liens securing Indebtedness under the Credit Agreement);

(m)    Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture and Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(n)    Liens on cash, cash equivalents, and other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(o)    Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of this Indenture; provided that

(i)    any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto;

(ii)    the principal amount of the Indebtedness secured by such Lien does not exceed 100% of that cost;

(iii)    any such Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item or is otherwise a Permitted Lien under clause (jj) of this definition; and

(iv)    the Incurrence of that Indebtedness is permitted under Section 4.12;

(p)    Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for that purpose in a principal amount not exceeding the cost of those improvements or construction;

(q)    Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person’s obligations in respect of bankers’ acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of that inventory or other goods;

(r)    Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

(s)    Liens securing obligations under Currency Exchange Protection Agreements that are not in violation of this Indenture; provided that with respect to such obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(t)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

(u)    licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of that Person or any of its Subsidiaries;

(v)    Liens encumbering Property or assets of that Person under construction arising from progress or partial payments by a customer of that Person or one of its Subsidiaries relating to that Property or assets;

(w)    Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(x)    Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;

(y)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, in favor of a banking institution, financial institution, or securities intermediary arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry or otherwise relate to depositary relations with such institution or intermediary, and securing customary cash management obligations not otherwise prohibited by this Indenture;

(z)    Liens on cash collateral required to be deposited pursuant to the terms of the Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(aa)    any interest or title of a lessor in the Property subject to any Capital Lease Obligation or operating lease which, in each case, is permitted under this Indenture or purchase money Indebtedness which is permitted to be incurred under Section 4.12;

(bb)    Liens arising out of conditional sale, title retention consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

(cc)    Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

(dd)    Liens on Property of a Person (or its Subsidiaries) existing at the time such Person is acquired, becomes a Restricted Subsidiary or is amalgamated, merged or consolidated with or into the Company or any Restricted Subsidiary and amendments or modifications thereto and replacement or refinancings thereof; provided that such Liens were in existence prior to the contemplation of such acquisition, designation, redesignation, amalgamation, merger or consolidation, and were not created in connection therewith or in anticipation thereof, to the extent that such Liens do not extend to any additional Property or assets of the Company or any Restricted Subsidiary;

(ee)    pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

(ff)    Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(gg)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(hh)    Liens securing Permitted Refinancing Indebtedness permitted to be Incurred under this Indenture; provided that such Liens extend only to the Property or assets of the Company or any Restricted Subsidiary encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under this Indenture;

(ii)    Liens on amounts deposited into escrow accounts for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;

(jj)    Liens not specified in the foregoing; provided that the aggregate Indebtedness secured by the Liens under this clause (jj) does not exceed the greater of $430,000,000 and 7.5% of the Company’s Consolidated Total Assets at any one time outstanding as of the date any such Lien is granted or otherwise becomes effective in reliance on this clause (jj) (for the avoidance of doubt, Liens Incurred in reliance on this clause (jj) may secure Indebtedness in an amount in addition to Indebtedness that is also secured by Liens Incurred in reliance on one or more other clauses of this definition);

(kk)    Liens created by a Transfer Agreement; and

(ll)    Liens pursuant to leases entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets (including, without limitation, the Master Lease and any Gaming Lease), which Liens are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease.

“Permitted Refinancing Indebtedness” means any renewals, repurchases, redemptions, extensions, substitutions, refinancings or replacements of any Indebtedness of the Company or any of its Restricted Subsidiaries, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by the Company of Indebtedness of a Restricted Subsidiary):

(a)    to the extent that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, repurchased, redeemed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

(b)    so long as the Weighted Average Life to Maturity and the Stated Maturity are not shortened; and

(c)    so long as the new Indebtedness is not senior in right of payment to the Indebtedness that is being renewed, repurchased, redeemed, extended, substituted, refinanced or replaced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of the Company or any Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Project” means any new facility developed or being developed by the Company or any of its Restricted Subsidiaries or any expansion, renovation or refurbishment of a facility owned by the Company or any of its Restricted Subsidiaries which expansion, renovation or refurbishment cost or is reasonably expected to cost $75,000,000 or more.

“Project Opening” means, with respect to (a) any Project which is a new facility, when all of the following have occurred: (i) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of such Project and, if such Project includes gaming facilities, then such certificate of occupancy need only relate to such gaming facilities and not the remainder of such Project; (ii) such Project (or the gaming facility portion thereof in the case of a Project that includes gaming facilities and not the remainder of such Project) is in a condition (including installment of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (iii) if such Project includes gaming facilities, such gaming facilities (but not necessarily the hotel facilities if a hotel is contemplated to accompany such Project’s gaming facilities) are legally open for business and to the general public and operating in accordance with applicable law; and (iv) all Gaming Licenses, if applicable, with respect to such Project have been granted and not revoked or suspended, and (b) any Project which is an expansion, renovation or refurbishment, when clauses (ii), (iii) and (iv) have occurred, to the extent applicable.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Investment” means an Investment by the Company or any of its Restricted Subsidiaries in any Person primarily engaged or preparing to engage in a Core Business or a Related Business; provided that: (a) the primary purpose for which such Investment was made was to finance or otherwise facilitate the development, construction, expansion, operation, renovation or acquisition of a Gaming Facility (a

“Qualified Facility”) that the Company believes in good faith will operate in accordance with Gaming Laws; (b) the Company and any of its Restricted Subsidiaries at the time of the Investment (i) own in the aggregate at least 35.0% of the outstanding Voting Stock of such Person or (ii) (x) control the day-to-day gaming operation of such Person pursuant to a written agreement and (y) provide or have provided Development Services with respect to the applicable Qualified Facility; and (c) none of the Permitted Holders or any Affiliate of such Persons, other than the Company or any of its Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of any Indebtedness of such Person or a direct or indirect holder of any Capital Stock of such Person, other than through their respective ownership interests in the Company.

“Qualified Non-Recourse Debt” means Indebtedness:

(a)    as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (B) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by the Company of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under Section 4.15, shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

(b)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(c)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Rating Agencies” means S&P and Moody’s or any successor to the respective rating agency businesses thereof.

“Rating Decline” shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as the Company’s debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by either Moody’s or S&P or their respective successors) the Notes no longer have Investment Grade Status.

“Reference Period” means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which internal financial statements are available.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by the Company or one of its Subsidiaries.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Restricted Security Legend.

“Restricted Global Note” means a Global Note bearing the Restricted Security Legend.

“Restricted Note” means a Restricted Global Note or a Restricted Definitive Note.

“Restricted Payment” means:

(a)    any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or to the Company’s stockholders with respect to any shares of Capital Stock of the Company except for such dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock of the Company);

(b)    a payment made by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

(c)    a payment made by the Company or any Restricted Subsidiary after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the redemption, purchase, repurchase, defeasance or other acquisition of any Indebtedness subordinate in right of payment to the Notes or any Note Guarantee made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within twelve months of the date of such payment), Indebtedness of the Company or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or any Note Guarantee;

(d)    any Investment (other than a Permitted Investment) in any Person; or

(e)    any “Restricted Payment” as defined in any of the Existing Indentures that was made after March 31, 1997 and prior to the Issue Date, including Investments in excess of $100,000,000 in the Borgata Joint Venture.

“Restricted Security Legend” means the legend set forth in Exhibit B under the caption “Form of Restricted Security Legend,” which is required to be placed on all Restricted Notes issued under this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that (a) has not been designated by the Board of Directors as an Unrestricted Subsidiary, or (b) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary.

“Reverse Trigger Event” means the transfer or Capital Stock of any Restricted Subsidiary or any Gaming Facility from a trust or other similar arrangement to the Company or any of its Restricted Subsidiaries from time to time.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means:

(a)    any Subsidiary of the Company (other than Boyd Atlantic City, Inc.) that guarantees or otherwise provides direct credit support for any Indebtedness of the Company; or

(b)    any Subsidiary of the Company that is a Domestic Subsidiary and a “Significant Subsidiary” as defined in the Credit Facility.

“Specified Transaction” means (a) any Incurrence or repayment of Indebtedness (other than for working capital purposes or under a revolving facility), (b) any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any acquisition, (d) any Asset Sale or designation of a Restricted Subsidiary that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or re-designation of an Unrestricted Subsidiary that results in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (e) any acquisition or Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person, or (3) one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(a)    Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

(b)    Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A–” or higher or “A–” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively;

(c)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)    Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(e)    Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.

“Transfer Agreement” means any trust or similar arrangement required by any Gaming Authority from time to time with respect to the Capital Stock of any Restricted Subsidiary (or any Person that was a Restricted Subsidiary) or any Gaming Facility.

“Treasury Rate” means with respect to any redemption date, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date (or, if the redemption is in connection with a defeasance of the Notes or a satisfaction and discharge of the

Indenture, at least two Business Days prior to the date of such defeasance or satisfaction and discharge) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published or such information is no longer available thereon, any publicly available source of similar market data selected by the Company)) most nearly equal to the period from the redemption date to December 1, 2022; provided, however, that if the period from the redemption date to December 1, 2022 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 1, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Triggering Event” means the transfer of shares of Capital Stock of any Restricted Subsidiary or any Gaming Facility into trusts or other similar arrangements required by any Gaming Authority from time to time.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Cash” means, as of any date of determination, all cash and cash equivalents included in the consolidated balance sheets of such Person in accordance with GAAP as of such date that, in each case, are free and clear of all Liens, other than Permitted Liens, but excluding all cash and cash equivalents held in casino cages.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Global Note” means one or more Global Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors in compliance with this Indenture) and (ii) any Subsidiary of an Unrestricted Subsidiary. As of the Issue Date, each of: OED Acquisition, LLC, a Delaware limited liability company, Peninsula Gaming Corp., a Delaware corporation, Boyd Interactive Gaming, Inc., a Nevada corporation, and Boyd (Ohio) PropCo, LLC, a Delaware limited liability company; and each Subsidiary of each such Person is an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)    the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)    the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.17
“Authentication Order”	2.01
“Calculation Date”	4.12
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Covenant Defeasance”	8.03
“Cross-Payment Default”	6.01
“DTC”	2.02
“Effective Covenants”	4.20
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Funding Guarantor” “Guarantor Obligations” “Legal Defeasance”	10.03 10.01 8.02
“Paying Agent”	2.02
“Prepayment Offer”	4.11
“Pro Forma Basis”	4.12
“Registrar”	2.02
“Successor”	5.01
“Suspended Covenants”	4.20

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“default” means Event of Default;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(a)     a term has the meaning assigned to it;

(b)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)     “or” is not exclusive;

(d)     words in the singular include the plural, and in the plural include the singular;

(e)     provisions apply to successive events and transactions;

(f)     references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(g)     unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

Section 1.05. Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Company, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a Pro Forma Basis, after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Company elects to make such determination as of the date of such definitive agreement(s), then (i) the Company shall be deemed to be in compliance with such ratios or baskets solely for purposes of determining whether the Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) is permitted under this Indenture, and (ii) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or Incurrence of Indebtedness or such other transaction to which pro forma effect is being given does not occur.

Section 1.06. Master Leases and Additional Leases.

Notwithstanding anything to the contrary in this Indenture, for all purposes of this Indenture except for the calculation of Consolidated Total Assets, (a) the Master Lease and any Additional Lease and any guarantees thereof shall not constitute Indebtedness or a capital lease, a financing lease or a Capital Lease Obligation (or terms of similar effect) regardless of how such Master Lease or Additional Lease may be treated under GAAP, (b) any payments in connection with such Master Lease or Additional Lease shall not constitute consolidated interest expense of the Company and (c) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under the Master Lease or any Additional Lease in the applicable period, and no other deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under the Master Lease or any Additional Lease not paid in cash during the relevant period or other non-cash amounts incurred in respect of the Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to the Master Lease or any Additional Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

ARTICLE 2.    THE NOTES

Section 2.01. Form; Dating; Execution and Authentication.

(a)     General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)     Global Notes. Each Global Note, substantially in the form of Exhibit A attached hereto, shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.05. The aggregate principal amount of the Regulation S Global Note and increases or decreases thereto shall also be recorded in the Note Register, as hereinafter provided.

(c)     144A Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes bearing the legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(d)     Regulation S Global Note. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes bearing the legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(e)     Execution. At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(f)     Authentication. The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.01. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company, pursuant to one or more Authentication Orders, except as provided in Section 2.06.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.02. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Company may change the Registrar and Paying Agent without prior notice to the Holders of the Notes.

Section 2.03. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. The Trustee and any Paying

Agent (other than the Company) may assume that no Additional Interest is payable unless it has received written notice from the Company or a Holder that Additional Interest is due and payable. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.04. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 5 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.05. Transfer and Exchange.

(a)     Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchangeable by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) there has occurred and is continuing an Event of Default and the Holder thereof has requested such exchange. Upon the occurrence of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Holder of the Global Note and the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06 and 2.09. Except as described in the two preceding sentences, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.05 or Section 2.06 or 2.09, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.05(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.05(b) or (c). Neither the Company nor the Trustee shall be liable for any delay by the Holder of a Global Note or the Depositary in identifying holders of beneficial interests in the Global Notes.

(b)     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Security Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.05(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.05(f), the requirements of this Section 2.05(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.05(h).

(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.05(b)(ii) above and the Registrar receives the following:

(A)     if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof; and

(B)     if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof.

(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.05(b)(ii) above and:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)     such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)     such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)     the Registrar receives the following:

(1)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(a) thereof; or

(2)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when the applicable Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)     Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;

(B)     if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)     if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)     if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)     if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F)     if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.05(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.05(c)(i) shall bear the Restricted Security Legend and shall be subject to all restrictions on transfer contained therein.

(ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)     such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)     such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)     the Registrar receives the following:

(1)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(b) thereof; or

(2)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.05(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall not bear the Restricted Security Legend.

(d)     Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)     if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;

(B)     if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)     if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)     if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)     if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F)     if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)     such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)     such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)     the Registrar receives the following:

(1)     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or

(2)     if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.05(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when the applicable Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)     Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.05(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.05(e).

(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)     if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;

(B)     if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(C)     if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)     any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)     any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)     the Registrar receives the following:

(1)     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or

(2)     if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)     Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers (except as otherwise contemplated by and in accordance with the Registration Rights Agreement), (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

(g)     Legends. As applicable, the legends set forth in Exhibit B hereto shall appear on the face of all Restricted Global Notes and Restricted Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.05 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Security Legend.

(h)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)     General Provisions Relating to Transfers and Exchanges.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06 and 9.05).

(iii)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)    Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws or other applicable law.

(vi)    Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vii)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(viii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.01.

(ix)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.06. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, in the absence of notice to the Company or the Trustee that the Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge a Holder for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.07. Outstanding Notes.

The Notes Outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.08, a Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be Outstanding for purposes of Section 3.07(b).

If a Note is replaced pursuant to Section 2.06, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be Outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer Outstanding and shall cease to accrue interest.

Section 2.08. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.09. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner (consistent with all applicable legal requirements). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the record date for the interest payment date for which interest has not been paid.

Section 2.12. CUSIP, ISIN and Other Numbers.

The Company in issuing the Notes may use “CUSIP”, “ISIN” or other such numbers (if then generally in use) and, if it does so, the Trustee shall use the CUSIP, ISIN or other such numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.13. Issuance of Additional Notes.

The Company shall be entitled, from time to time, subject to its compliance with Section 4.12, without the consent of any Holder, to issue Additional Notes under this Indenture with identical terms as the Notes issued on the Issue Date other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the first interest payment date and (iv) any changes necessary to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Issue Date and any Additional Notes and Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate the following information:

(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)    the issue price, the issue date and the CUSIP or ISIN number of such Additional Notes; provided, however, that any Additional Notes that are not fungible with the previously issued Notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from such previously issued Notes; and

(c)    whether such Additional Notes shall be Restricted Notes or shall be issued in the form of Exchange Notes.

For the avoidance of doubt, in connection with any issuance of Additional Notes, the Company shall deliver to the Trustee the documents contemplated by Sections 2.01(f) and 12.04.

ARTICLE 3.    REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of such Note and Section 3.07, it shall furnish to the Trustee, prior to the redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Notes to be redeemed, (iii) the redemption date, (iv) the principal amount of Notes to be redeemed and (v) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes, as applicable, that are subject to such redemption or purchase, by lot unless otherwise required by law or applicable stock exchange requirements; provided that as long as DTC serves as Depositary for a Global Note, any redemption shall comply with DTC’s procedural requirements.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Company is not required to transfer or exchange any Notes selected for redemption and may suspend any transfers or exchanges of Notes for a period of 15 Business Day prior to selection of Notes to be redeemed.

Section 3.03. Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice issued is in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes (including CUSIP Numbers) to be redeemed and shall state:

(a)     the redemption date;

(b)     the redemption price;

(c)     if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion (so long as such amount is in a denomination of $2,000 or minimum integral multiples of $1,000 in excess thereof) shall be issued in the name of the Holder of such Notes upon cancellation of the original Note;

(d)     the name and address of the Paying Agent;

(e)     that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)     that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)     the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)     that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least one Business Day prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and providing a form setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

A notice of redemption may be conditional. If the redemption conditions specified in the redemption notice are not satisfied by the redemption date set forth therein, the Company may, as specified in the redemption notice, extend the redemption period or withdraw the redemption notice or the redemption notice may be deemed to be null and void.

Section 3.05. Deposit of Redemption Price.

On the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Interest, if any, on such redemption date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a)     Except pursuant to clauses (b) and (c) of this Section 3.07 and Section 4.10(h), the Notes will not be redeemable prior to December 1, 2022.

On or after December 1, 2022, the Company may redeem all or part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2022	102.375%
2023	101.188%
2024 and thereafter	100.000%

(b)     At any time prior to December 1, 2022, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 104.750% of the principal amount thereof with the Net Cash Proceeds of one or more Equity Offerings, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders of such Notes on any relevant record date to receive interest due on the relevant interest payment date; provided that:

(i)    at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(ii)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c)     At any time prior to December 1, 2022 the Company may also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice to the Holders, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date.

(d)     Any optional redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

Section 3.08. Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Mandatory Disposition or Redemption Pursuant to Gaming Laws.

If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of the Company, to dispose of such Holder’s Notes within a time period prescribed by the Company or such other time period prescribed by such Gaming Authority (in which event the Company’s obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, the Company shall have the right to redeem, on the date fixed by the Company or prescribed by such Gaming Authority for the redemption of such Notes, such Holder’s Notes at a redemption price equal to the lesser of (1) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder’s disqualification or (2) the price at which such Holder or beneficial owner acquired such Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Company is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

ARTICLE 4.    COVENANTS

Section 4.01. Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts. The Company shall pay all Additional Interest payable pursuant to the Registration Rights Agreement, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company shall pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain in the United States of America an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.02.

Section 4.03. Reports.

(a)     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders within 15 days after the time periods specified in the Commission’s rules and regulations (i) all quarterly and annual reports, including financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods.

(b)     If, at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in Section 4.03(a) with the Commission within the time periods specified above unless the Commission will not accept such a filing.

(c)     The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in Section 4.03(a) and (b) on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(d)     Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Notes if (i) the Company has filed (or, in the case of a Form 8-K, furnished) such reports with the Commission via the EDGAR filing system and such reports are publicly available, or (ii) the reports are posted and publicly available on the Company’s website. The Trustee shall have no responsibility to verify that such reports have been filed.

(e)     Delivery of such reports, information and documents to the Trustee pursuant to this Section is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates).

(f)     Any and all Defaults or Events of Default arising from failure to furnish in a timely manner any report required by this Section 4.03 shall be deemed cured (and the Company shall be deemed in compliance with this Section 4.03) upon filing or posting such report as contemplated by this Section 4.03 (but without regard to the date on which such report is so filed or posted).

(g)     The Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.04. Compliance Certificate.

(a)     The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year (beginning with the first full fiscal year after the Issue Date, which may be delivered within 120 days after the end of such fiscal year), an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knew of any Default or Event of Default that occurred during such period (and, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer or Guarantors are taking or propose to take with respect thereto.

(b)     The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, not more than 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07. Limitation on Status as an Investment Company.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, become an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), to the extent such status would subject the Company or any such Restricted Subsidiary to regulation under the Investment Company Act, except for Restricted Subsidiaries established for the purpose of financing the operating businesses of the Company and its Subsidiaries.

Section 4.08. [Reserved].

Section 4.09. Additional Note Guarantees.

(a)     If the Company or any of its Restricted Subsidiaries acquires or creates a Significant Subsidiary, or any non-Guarantor Restricted Subsidiary becomes a Significant Subsidiary after the Issue Date, which in each case is a Domestic Subsidiary, and either (i) that Domestic Subsidiary incurs or Guarantees Indebtedness under the Credit Agreement or any of the Existing Indentures or (ii) that Domestic Subsidiary after the Issue Date, Guarantees or otherwise becomes liable for any Indebtedness of the Company or any Guarantor in a principal amount greater than $50,000,000, then such newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture upon the earlier of (1) the date that is 60 days following the date on which it was acquired or created or (2) the date on which such Domestic Subsidiary is required to become a guarantor under the Credit Agreement or an Existing Indenture, as applicable (or, in each case, such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). Notwithstanding the foregoing, to the extent any such Domestic Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition which instrument or restriction prohibits such Domestic Subsidiary from issuing a Note Guarantee, such

Domestic Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Note Guarantee pursuant to the terms of such Acquired Debt. The Company shall use reasonable commercial efforts to obtain all approvals of any Gaming Authority necessary to permit any Domestic Subsidiary required to issue a Note Guarantee to become a Guarantor as promptly as practicable.

(b)     Any Note Guarantee granted as a result of this Section 4.09 shall be automatically and unconditionally released and discharged upon the release and discharge of the Note Guarantee or other Indebtedness that gave rise to the obligations to provide such Note Guarantee.

Section 4.10. Change of Control.

(a)     If (i) a Change of Control (if, at the Change of Control Time, the Notes do not have Investment Grade Status) or (ii) a Change of Control Triggering Event (if, at the Change of Control Time, the Notes have Investment Grade Status) occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or a minimum integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (“Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company shall offer a payment (“Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase.

(b)     Not later than 30 days following (i) any Change of Control or (ii) in the event the Notes have Investment Grade Status at the earlier of the public announcement of (x) a Change of Control or (y) (if applicable) the Company’s intention to effect a Change of Control, a Change of Control Triggering Event, the Company will send a notice (which notice may be conditional) to each Holder (with a copy to the Trustee) stating, among other things:

(i)    that a Change of Control or Change of Control Triggering Event, as the case may be, has occurred and a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes (or portions thereof) timely tendered will be accepted for payment;

(ii)    the purchase price and the date at which the Change of Control Payment is to be made (“Change of Control Payment Date”), which date will be no earlier than 15 days and, subject to the following sentence, no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice;

(iii)    that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(iv)    that any Notes (or portions thereof) not tendered will continue to accrue interest;

(v)    a description of the transaction or transactions constituting the Change of Control or Change of Control Triggering Event, as the case may be; and

(vi)    the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)     A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control made by the Company and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(d)     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control or Change of Control Triggering Event, as the case may be. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(e)     On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess of $2,000.

(f)     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(g)     Prior to the occurrence of a Change of Control, the provisions under this Indenture relating to the Company’s obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

(h)     If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date).

Section 4.11. Asset Sales.

(a)     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, unless:

(i)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(ii)    at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary consists of cash, cash equivalents or Temporary Cash Investments. For purposes of this clause (ii), each of the following will be deemed to be cash

(A)     any stock or assets of the kind referred to in clause (1) or (3) of the definition of “Additional Assets”;

(B)     the assumption of Indebtedness of the Company or a Restricted Subsidiary which is not subordinated to the Notes or any Note Guarantee shall be deemed to be Temporary Cash Investments if the Company, such Restricted Subsidiary and all other Restricted Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale;

(C)     any securities, notes or other obligations received by the Company or such Restricted Subsidiary, as the case may be, from such transferee that are converted by the Company or such Restricted Subsidiary into cash, cash equivalents or Temporary Cash Investments within 180 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments; and

(D)     any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at the time outstanding, not to exceed an amount equal to the greater of (x) $285,000,000 and (y) 5.0% of the Company’s Consolidated Total Assets (determined as of the date of the definitive agreement with respect to such Asset Sale), with the fair market value of each item of Designated Non-Cash Consideration being measured as of the date of the definitive agreement with respect to such Asset Sale and without giving effect to subsequent changes in value.

(b)     Within 360 days after the receipt of the Net Proceeds of an Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset Sale may be applied by the Company or a Restricted Subsidiary to do one or both of the following:

(i)    repay, redeem or repurchase senior Indebtedness of the Company or any Guarantor, including Indebtedness under the Credit Facility or the Notes and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings, effect a corresponding reduction in the availability or commitments; or

(ii)    reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by the Company or another Restricted Subsidiary);

provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clause (i) and/or (ii), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this clause (b) shall be considered satisfied.

(c)     Any Net Proceeds from an Asset Sale that are not used in accordance with the preceding paragraph shall constitute excess proceeds (“Excess Proceeds”). Within twenty (20) Business Days (or earlier at the Company’s option) from the date on which the aggregate amount of Excess Proceeds exceeds $125,000,000, the Company shall make an offer to purchase (the “Prepayment Offer”) from all Holders of the Notes, and, at the election of the Company, the Holders of any other outstanding Pari Passu Indebtedness containing comparable repurchase rights, an aggregate principal amount of Notes and, if applicable, such other Pari Passu Indebtedness equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, in accordance with the procedures set forth in this Indenture. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes or the repurchase of Indebtedness subordinated in right of payment to the Notes or the Note Guarantee if required to be repurchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clauses (b)(i) and (ii) above, such Net Proceeds will be invested in Temporary Cash Investments or used to temporarily repay Pari Passu Indebtedness that is revolving Indebtedness.

(d)     Not more than 20 Business Days after the amount of Excess Proceeds exceeds $125,000,000, the Company shall send a prepayment offer notice to the Holders (with a copy to the Trustee). The prepayment offer notice will state, among other things:

(i)    that the Company is offering to purchase Notes pursuant to the provisions of this Indenture:

(ii)    that any Note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date;

(iii)    the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 15 days nor more than 60 days from the date the prepayment offer notice is mailed;

(iv)    the aggregate principal amount of Notes (or portions thereof) to be purchased;

(v)    a description of any conditions to such Prepayment Offer; and

(vi)    a description of the procedure which Holders must follow in order to tender their Notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Notes (or portions thereof) for payment.

(e)     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Prepayment Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

Section 4.12. Limitation on Indebtedness.

(a)     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness if the Company’s Consolidated Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, after giving effect to:

(i)    the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay or defease other Indebtedness as if the application of such proceeds occurred on the first day of the Reference Period;

(ii)    the Incurrence and retirement (including any Indebtedness that has been defeased) of any other Indebtedness since the first day of the Reference Period and prior to the date on which such calculation is to be made (the “Calculation Date”) as if such Indebtedness was Incurred, repaid, repurchased, redeemed, defeased or otherwise discharged on the first day of the Reference Period;

(iii)    the execution or termination of any management agreement pursuant to which the Company or any Restricted Subsidiary was or will be paid a management fee since the first day of the Reference Period including any execution or termination which will be effective on the Calculation Date, as if such execution or termination occurred on the first day of the Reference Period;

(iv)    the acquisition or disposition of any Property or any company or business by the Company or any Restricted Subsidiary (including the execution, amendment, modification, termination or waiver of the Master Lease or any Additional Lease) since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Calculation Date and as if such acquisition or disposition occurred on the first day of the Reference Period (including, without limitation, any net reduction of lease payments in connection with any acquisition of Property and any related income or expense); and

(v)    any Project Opening since the first day of the Reference Period as if such Project Opening had occurred on the first day of the Reference Period,

(such adjustments as set forth in clauses (i)-(v), collectively, on a “Pro Forma Basis”). The preceding calculations shall be performed by any Officer of the Company in good faith.

(b)     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

(i)    Indebtedness of the Company represented by the Initial Notes and of the Guarantors under the Note Guarantees and any Exchange Notes and related Note Guarantees, if any, that may be issued pursuant to the Registration Rights Agreement;

(ii)    Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness under clauses (i) and (iii));

(iii)    Indebtedness of the Company or any Restricted Subsidiary under Credit Facilities in an aggregate amount outstanding at any time not to exceed the greater of (A) $3.5 billion, and (B) 4.5 times Consolidated EBITDA during the Reference Period, calculated on a Pro Forma Basis;

(iv)    Indebtedness of the Company or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or the Company; provided, however, that (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantees, in the case of a Guarantor, and (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to the Company or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

(v)    Indebtedness of the Company or a Restricted Subsidiary under Interest Rate Agreements; provided that the obligations under such agreements were entered into in connection with payment obligations on Indebtedness otherwise permitted by the terms of this Section 4.12;

(vi)    Indebtedness of the Company or a Restricted Subsidiary under Currency Exchange Protection Agreements; provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks and not as speculative investments;

(vii)    Indebtedness of the Company or any Restricted Subsidiary in connection with one or more letters of credit, bankers’ acceptances, worker’s compensation claims, surety bonds, appeal bonds, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance and similar obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(viii)    Indebtedness of the Company or any Restricted Subsidiary outstanding under Permitted FF&E Financings which are either (A) Non-Recourse Indebtedness of the Company and its Restricted Subsidiaries or (B) limited in amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (b)(viii)(B)) for each Gaming Facility owned or leased by the Company or any of its Restricted Subsidiaries to the lesser of (x) the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing or (y) $50,000,000;

(ix)    Indebtedness (including Capital Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness) Incurred by the Company or any of its Restricted Subsidiaries to finance (whether prior to or within 360 days after) capital expenditures or the acquisition, cost of design, lease, construction, installation, renovation, expansion, refurbishment, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate amount not to exceed the greater of (A) $285,000,000 and (B) 5.0% of the Company’s Consolidated Total Assets, calculated on a Pro Forma Basis;

(x)    Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements;

(xi)    Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Person otherwise permitted by this Indenture;

(xii)    guarantees incurred in the ordinary course of business supporting obligations of suppliers, lessees and vendors;

(xiii)    Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that on a Pro Forma Basis, either (A) the Company’s Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such merger, consolidation or other acquisition or (B) the Company would have been able to Incur at least $1.00 of additional Indebtedness under Section 4.12(a);

(xiv)    Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under Article 8;

(xv)    Indebtedness (including under the Credit Facility) of the Company or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to the provisions of this section in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed the greater of (A) $430,000,000 and (B) 7.5% of the Company’s Consolidated Total Assets, calculated on a Pro Forma Basis;

(xvi)    Permitted Refinancing Indebtedness Incurred by the Company or any Restricted Subsidiary in respect of Indebtedness of the Company or any Restricted Subsidiary outstanding pursuant to the provisions of clause (a) above or clauses (b)(i), (ii), (xiii), and this clause (b)(xvi); provided, however, any such Permitted Refinancing Indebtedness may be Incurred up to 90 days prior to the repayment, repurchase or redemption of the Indebtedness being refinanced, redeemed or repaid with such Permitted Refinancing Indebtedness; provided, further, that prior to any repayment, repurchase or redemption of the Indebtedness being refinanced with such Permitted Refinancing Indebtedness, the Company or the applicable Restricted Subsidiary may temporarily invest the proceeds of such Permitted Refinancing Indebtedness in cash, cash equivalents or Temporary Cash Investments or use the proceeds of such Permitted Refinancing Indebtedness to pay down Indebtedness under the revolving credit portion of the Credit Facility; and

(xvii)    Indebtedness the net proceeds of which have been deposited in escrow to finance the repayment or redemption of such Indebtedness pursuant to customary escrow arrangements pending the release thereof.

(c)     For purposes of determining compliance with this Section 4.12, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (b)(i) through (xvii) above, or is entitled to be Incurred pursuant to clause (a) above, the Company shall be permitted to (i) classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this covenant and (ii) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (b)(i) through (xvii) above or as Incurred pursuant to clause (a) above. The Company may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories described in clauses (b)(i) through (xvii) above and/or in part as Indebtedness entitled to be Incurred pursuant to clause (a) above. Notwithstanding the foregoing, Indebtedness outstanding under the Credit Agreement on the Issue Date, after giving effect to the application of the proceeds from the issuance of the Notes that are applied on the Issue Date, initially will be deemed to have been Incurred on such date under clause (b)(iii), and may later be reclassified.

(d)     Accrual of interest, the accretion of principal amount, the payment of interest on any Indebtedness in the form of additional Indebtedness, fair value adjustments to the amount of Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, in each case will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. In addition, a Guarantee of Indebtedness of the Company or of a Restricted Subsidiary will not constitute a separate Incurrence, or amount outstanding, of Indebtedness so long as the Indebtedness so Guaranteed was Incurred in accordance with the terms of this Indenture. The Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For the avoidance of doubt, any Incurrence of Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

(e)     For purposes of the computation described in Section 4.12(a), with respect to Indebtedness that bears interest at a variable rate, such Indebtedness shall be deemed to bear interest at the applicable interest rate (or weighted average interest rate, if there are multiple applicable interest rates) on the date such Indebtedness is Incurred or repaid.

Section 4.13. Limitation on Layered Indebtedness.

The Company shall not Incur, and will not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (b)(i) through (xvii) of Section 4.12 that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 4.14. Limitation on Liens.

The Company shall not, and shall not permit any Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes unless:

(a)     if such Lien secures Indebtedness that ranks pari passu in right of payment with the Notes or any Note Guarantee, the Notes or such Note Guarantee are secured on an equal and ratable basis with the obligations so secured; or

(b)     if such Lien secures Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee, the Notes or such Note Guarantee are secured on a senior basis to the obligations so secured.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall be (and shall provide by its terms that such Lien shall be) automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such Indebtedness that gave rise to the obligations to secure the Notes or such Note Guarantee under this Section 4.14.

For purposes of determining compliance with this Section 4.14, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.14 but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.14, the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred or issued at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.14 and at the time of Incurrence, issuance, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.14 and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred, issued or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph of this Section 4.14 without including such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred or issued pursuant to any other clause or paragraph (or portion thereof) at such time.

Section 4.15. Limitation on Restricted Payments.

(a)     The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(i)    a Default or an Event of Default shall have occurred and be continuing;

(ii)    the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.12(a) on a Pro Forma Basis giving effect to the Restricted Payment; or

(iii)    the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after July 22, 1997 (excluding Restricted Payments made pursuant to any clause other than clauses (i) and (xiii) of Section 4.15(b)) (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal, without duplication, to the sum of:

(A)     50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1997 to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B)     the aggregate proceeds received by the Company from the issue or sale of its Capital Stock or from the issue or sale of the Capital Stock of a parent entity of the Company subsequent to March 31, 1997 (other than an issuance or sale (x) to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, (y) pursuant to clauses (iii) or (iv) of Section 4.15(b) or (z) in connection with the acquisition of Coast Casinos, Inc.);

(C)     the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) subsequent to March 31, 1997, of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

(D)     the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to March 31, 1997 resulting from (x) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by the Company or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by the Company or any Restricted Subsidiary or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being (1) valued as provided in the definition of “Investment”, (2) an amount not to exceed the aggregate amount of Investments previously made by the Company or any Restricted Subsidiary which were treated as a Restricted Payment when made and (3) included in this clause (D) only to the extent not included in Consolidated Net Income;

(E)     payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from the Borgata Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100,000,000, but only to the extent that any such payments are excluded from the computation of Consolidated Net Income and in an aggregate amount not in excess of the amount of Investments in the Borgata Joint Venture that were treated as Restricted Payments when made; and

(F)     $50,000,000.

(b)     The provisions of clause (a) shall not prohibit:

(i)    the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of this Indenture;

(ii)    the redemption or repurchase of any Capital Stock or Indebtedness of the Company

(A)     if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or

(B)     if necessary in the reasonable, good faith judgment of the Board of Directors, to prevent the loss, suspension, revocation, denial or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction;

(iii)    any purchase, redemption or other acquisition or retirement of Capital Stock of the Company made by exchange for, or with proceeds of the sale of, Capital Stock (other than Disqualified Stock) of the Company received not more than 90 days before or after such purchase, redemption or other acquisition or retirement of Capital Stock;

(iv)    any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or with proceeds of the sale of, Capital Stock (other than Disqualified Stock) of the Company received not more than 90 days before or after such purchase, redemption or other acquisition or retirement of Indebtedness;

(v)    any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee from the proceeds of Permitted Refinancing Indebtedness Incurred not more than 90 days before or after such repurchase, redemption, defeasance or other acquisition or retirement of such Indebtedness;

(vi)    cash payments in lieu of fractional shares issuable as dividends on Capital Stock of the Company or any of its Restricted Subsidiaries;

(vii)    the redemption or repurchase of any (i) Indebtedness subordinated in right of payment to the Notes or any Note Guarantee, or (ii) Capital Stock of the Company , in each case to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

(viii)    the purchase, redemption or other acquisition or retirement of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee (A) with any Excess Proceeds remaining after all Holders have been given the opportunity to tender their Notes for repurchase in accordance with Section 4.11 if any such subordinated Indebtedness is required to be repurchased pursuant to its respective terms, (B) pursuant to provisions requiring such purchase, redemption or other acquisition or retirement similar to those described under Section 4.10; provided that, in respect of clauses (A) and (B), all Notes tendered by Holders in connection with a Change of Control Offer or Prepayment Offer, as applicable, have been repurchased, redeemed or acquired for value and (C) other purchases, redemptions or other acquisition or retirement of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee in an aggregate amount not to exceed $500,000,000 in the aggregate;

(ix)    so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of its common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of the Company or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $10,000,000 in the aggregate in any fiscal year, with unused amounts in any fiscal year permitted to be carried over for the next two succeeding fiscal years;

(x)    the repurchase of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants or other rights to acquire Capital Stock or other convertible or exchangeable securities to the extent such Capital Stock represent all or a portion of the exercise price thereof;

(xi)    the repurchase of Capital Stock upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(xii)    Restricted Payments made on or after the Issue Date pursuant to this clause (xii) not to exceed $400,000,000 in the aggregate; and

(xiii)    any Restricted Payment, so long as (A) immediately before and after giving effect to such Restricted Payment no Event of Default has occurred and is continuing and (B) after giving effect to such Restricted Payment, the Consolidated Net Leverage Ratio of the Company on a Pro Forma Basis does not exceed 4.00 to 1.00.

(c)     For purposes of determining compliance with this Section 4.15, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories described in clauses (i) through (xiii) of Section 4.15(b) above, or is permitted pursuant to Section 4.15(a) or pursuant to the definition of “Permitted Investment,” the Company shall be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or, in each case, portion thereof) in any manner that complies with this covenant.

(d)     If any Person in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall be Permitted Investments under clause (a) of the definition thereof, and for the avoidance of doubt, all such Investments shall no longer be counted as Restricted Payments pursuant to this Section 4.15 to the extent such Investments would otherwise have been so counted.

Section 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)    pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(ii)    pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(iii)    make loans or advances to the Company or any other Restricted Subsidiary; or

(iv)    transfer any of its Property to the Company or any other Restricted Subsidiary.

(b)     Notwithstanding clause (a) of this Section 4.16, the Company may, and may permit any Restricted Subsidiary to, directly or indirectly, create or otherwise suffer to exist or become effective such encumbrances or restrictions existing under or by reason of:

(i)    agreements in effect on the Issue Date;

(ii)    applicable law, including rules, regulations or orders issued by any Gaming Authority;

(iii)    customary non-assignment provisions in contracts, leases or licenses entered into in the ordinary course of business;

(iv)    agreements in existence with respect to a Restricted Subsidiary at the time it is acquired or so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation;

(v)    any agreement or other instrument of a Person whose property, assets or Capital Stock is acquired by the Company or any Restricted Subsidiary which agreement or other instrument was in existence at the time of such acquisition (but not created in contemplation thereof); provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than such acquired Person and its Subsidiaries or such property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased;

(vi)    provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements; which limitation is applicable only to the assets that are the subject of such agreements;

(vii)    any restrictions or transfer of property with respect to the transfer of assets secured by a Lien permitted to be Incurred pursuant to Section 4.14;

(viii)    purchase money obligations for Property or equipment acquired for use in the business of the Company or any of its Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased in the ordinary course of business;

(ix)    any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and guaranteed by the Company or any of its Restricted Subsidiaries;

(x)    customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(xi)    any restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(xii)    the Credit Facilities; provided that the restrictions contained in the agreements governing such Credit Facilities are no more restrictive, taken as a whole, in the good faith judgment of the Company, than those contained in the Credit Agreement as of the Issue Date;

(xiii)     encumbrances or restrictions with respect to or in connection with the Master Lease or any Additional Lease; or

(xiv)    any encumbrances or restrictions of the type referred to in clauses (a)(i) through (iv) of this Section 4.16 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b)(i) through (xiii) of this Section 4.16; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c)     For purposes of determining compliance with this Section (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make other distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness owed or to make loans or advances.

(d)     Nothing contained in this Section 4.16 shall prevent the Company or any Restricted Subsidiary from granting any Lien permitted under Section 4.14.

Section 4.17. Limitation on Transaction with Affiliates.

(a)     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate of the Company involving aggregate consideration in excess of $25,000,000 (an “Affiliate Transaction”) unless:

(i)    the terms of such Affiliate Transaction are at least as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm’s-length dealings with a Person who is not such an Affiliate of the Company; and

(ii)    with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $50,000,000, such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (a)(i) of this Section 4.17;

provided, however, that the foregoing limitation shall not apply for so long as the Company’s common stock is listed for trading on the New York Stock Exchange or NYSE Amex Equities or is quoted on the National Association of Securities Dealers Automated Quotation System and designated as a “national market system security.”

(b)     Notwithstanding the foregoing limitations, the Company or any of its Restricted Subsidiaries may enter into or suffer to exist the following:

(i)    any transaction pursuant to any contract in existence on the Issue Date;

(ii)    any Restricted Payment permitted to be made pursuant to Section 4.15;

(iii)    any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

(iv)    the pledge of the Capital Stock of any Unrestricted Subsidiary or joint venture to secure the Indebtedness of any such Person;

(v)    the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, indemnity provided on behalf of, and reimbursement of expense to, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(vi)    any Permitted Investment and any other Investment made by the Company or any of its Restricted Subsidiaries other than an Investment in a holder of 10% or more of the Capital Stock of the Company or an Investment in an entity controlled by a holder of 10% or more of the Capital Stock of the Company (other than indirect control by reason of such holder’s ownership of Capital Stock of the Company); and

(vii)    transactions pursuant to agreements existing on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Company or any of its Restricted Subsidiaries in any material respect than the respective agreement existing on the Issue Date.

Section 4.18. Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries, to engage in any business other than a Core Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.19. Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided that:

(a)    such designation would not cause a Default;

(b)    such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt; provided that such Subsidiary may have Indebtedness other than Qualified Non-Recourse Debt subsequent to its designation to the extent permitted under Section 4.12 and Section 4.15; and

(c)    such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any Lien on any Property of the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.15 or under one or more clauses of the definition of “Permitted Investment,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”.

The Board of Directors may at any time designate, or redesignate, any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if it would not cause a Default.

Section 4.20. Certain Suspended Covenants.

During any period of time that (a) the Notes have Investment Grade Status, and (b) no Default or Event of Default has occurred and is continuing under this Indenture with respect to the Notes, the Company and its Restricted Subsidiaries will not be subject to the provisions of this Indenture described under Sections 4.11, 4.12, and 4.15 (collectively, the “Suspended Covenants”); provided that with respect to those covenants that will remain in effect (the “Effective Covenants”), references in such Effective Covenants to clauses in the Suspended Covenants will be deemed to continue to exist for purposes of interpretation of the Effective Covenants.

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, at least one of the two designated Rating Agencies withdraws its rating or assigns the Notes a rating below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes. Calculations under the reinstated Section 4.15 covenant will be made as if such covenant had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notice of the commencement or termination of any period of time during which the Company and its Restricted Subsidiaries are subject to the Suspended Covenants shall be promptly given to the Trustee; provided that failure to provide such notice will not affect the suspension of the Suspended Covenants pursuant to this Section 4.20.

ARTICLE 5.    SUCCESSORS

Section 5.01. Merger, Consolidation and Sale of Assets.

(a)     The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person or consummate a Division as the Dividing Person (whether or not the Company is the surviving entity or Division Successor, as applicable), or (ii) sell, assign, transfer, lease or otherwise dispose of all or substantially all of the Property or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless: (1) (x) the Company is the surviving entity in any merger or consolidation, or the Division Successor surviving any Division; or (y) the entity formed by or surviving any such consolidation or merger or the Division Successor surviving any Division (if the Company is not the surviving entity or the Division Successor, as applicable) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the “Successor”) (A) shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person shall expressly assume, by supplemental indenture executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, interest and Additional Interest, if any, on all the Notes and the due and punctual performance and observance of all the covenants, conditions and obligations under the Notes, this Indenture, and the Registration Rights Agreement to be performed by the Company; provided that if any Successor is not a corporation, there shall be a co-issuer that is a corporation; and (B) shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor; (2) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company’s Property, such Property shall have been transferred as an entirety or virtually as an entirety to any Person; (3) immediately after giving effect to such transaction or series of transactions on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing; and (4) immediately after giving effect to such transaction or series of transactions on a Pro Forma Basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.12(a) or the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor, as the case may be, would be no worse that the Consolidated Fixed Charge Coverage Ratio of the Company without giving effect to such transaction or series of transactions.

(b)     No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person or consummate a Division as the Dividing Person (whether or not such Guarantor is the surviving Person or Division Successor, as applicable), other than the Company or another Guarantor, unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and (ii) either (x) the Person acquiring the property in any such sale, disposition or Division or the Person or Division Successor, as applicable, formed by or surviving any such consolidation, merger or Division assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture executed and delivered to the Trustee or (y) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.11.

(c)     Section 5.01(a) shall not apply to any merger, sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (ii) and (iii) of Section 5.01(a) will not apply to any merger or consolidation of the Company with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if the Successor had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company’s assets that meets the requirements of Section 5.01(a).

ARTICLE 6.    DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” occurs with respect to Notes if:

(a)     the Company defaults in the payment of interest (including Additional Interest, if any) on any of the Notes when it becomes due and payable and the continuance of such default for a period of 30 days;

(b)     the Company defaults in the payment when due of principal of or premium, if any, on any of the Notes when due at maturity, upon acceleration, required purchase or otherwise;

(c)     the Company fails to observe, perform or comply with the covenants and agreements set forth in Section 5.01(a);

(d)     the Company or any Guarantor fails to observe, perform or comply with any of the other covenants and agreements in this Indenture, the Notes, or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of a written notice from the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes (including any Additional Notes, if any) then outstanding;

(e)     the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)    commences a voluntary case,

(ii)    consents to the entry of an order for relief against it in an involuntary case,

(iii)    consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv)    makes a general assignment for the benefit of its creditors;

(f)     a court of competent jurisdiction enters an order or decree with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary under any Bankruptcy Law that:

(i)    is for relief against such Person(s) in an involuntary case;

(ii)    appoints a custodian of such Person(s) or for all or substantially all of the property of such Person; or

(iii)    orders the liquidation of such Person(s);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(g)     except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 30 days;

(h)     Indebtedness of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary or group of Restricted Subsidiaries) is not paid when due or within any applicable grace period (a “Cross-Payment Default”) or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $100,000,000;

(i)     failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final, non-appealable judgments by a court of competent jurisdiction in an uninsured aggregate amount in excess of $100,000,000 and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days after such judgment or judgments become final and non-appealable; and

(j)     any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly by the Company or any of its Restricted Subsidiaries, which, taken together, collectively contribute more than 10% of the Company’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonably good faith judgment of the Board of Directors, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole).

A Default under clauses (h), (i) or (j) above shall not constitute an Event of Default unless and until the Trustee or Holders of not less than 30% in aggregate principal amount of the Notes notify the Company of the Default; provided that any Default under clause (h) above resulting from a Cross-Payment Default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Company of the abovementioned notice of Default from the Trustee or Holders of not less than 30% in aggregate principal amount of the Notes.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default, its status and what action the Company and/or any Guarantor is taking or proposes to take with respect thereto.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default resulting from Section 6.01(e) or (f) and, in respect of Section 6.01(d), subject to Section 6.12) shall have occurred and be continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then Outstanding may accelerate the maturity of all the Notes by a notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium and Additional Interest, if any, on all of the Notes then outstanding, will become immediately due and payable. In case an Event of Default resulting from Section 6.01(e) or (f) shall occur, the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes, if any) voting in a single class by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder if the rescission would not conflict with any judgment or decree, other than a continuing Default or Event of Default in the payment of the principal of, premium, if any, Additional

Interest, if any, or interest on a Note (except a payment default resulting from an acceleration that has been rescinded). Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of the Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)     the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)     the Holders of at least 30% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)     such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)     the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)     during such 60-day period the Holders of a majority in principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture (but subject to the final paragraph of Section 9.02), the right of any Holder of a Note to receive payment of principal, premium, Additional Interest, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest and Additional Interest, if any, remaining unpaid on the Notes as to which such Event of Default has occurred and is continuing and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

First:    to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders of Notes in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Notes for principal, premium, Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the applicable Notes for principal, premium, Additional Interest, if any, and interest, respectively; and

Third:    to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12. Reporting Defaults.

Notwithstanding any other provision of this Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described in Section 4.03 and for any failure to comply with the requirements of TIA§314(a), will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Notes at a rate equal to 0.25% per annum. The Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under this Indenture. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations under Section 4.03 or TIA § 314(a) first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 365th day, such Additional Interest will cease to accrue and the Notes will be subject to the other remedies provided under this Article 6.

ARTICLE 7.    TRUSTEE

Section 7.01. Duties of Trustee.

(a)     If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)     Except during the continuance of an Event of Default:

(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions specifically required to be furnished to it hereunder to determine whether or not they substantially conform to the procedural requirements of this Indenture.

(c)     The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)     Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a)     The Trustee may rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection with respect to legal matters relating to this Indenture and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel.

(c)     The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)     Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(g)     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall Incur no liability of any kind by reason of such inquiry or investigation.

(h)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(i)     The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)     Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l)     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)     The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)     The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)     Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or other related documents shall not be construed as a duty.

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to Holders of Notes a notice of the Default or Event of Default within 90 days after it is known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each March 28 beginning with the March 28 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall send to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also send all reports as required by TIA § 313(c).

A copy of each report at the time of its sending to the Holders of Notes shall be given also to the Company and the Company shall file such notice with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when Notes are listed on any stock exchange or delisted therefrom.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee as agreed upon in writing from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall fully indemnify the Trustee and hold it harmless against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by or against the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by failure of the Trustee to provide timely notice of claims of which a Responsible Officer has received written notice. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)     the Trustee fails to comply with Section 7.10;

(b)     the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)     a custodian or public officer takes charge of the Trustee or its property; or

(d)     the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 20% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated. In case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee. In all such cases such certificates shall have the full force which is anywhere provided in the Notes or in this Indenture.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option evidenced by an Officers’ Certificate, at any time, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees of such Notes, upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, Additional Interest, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.06 through the end of Article 4 and Article 5 and any other covenants specified in an indenture supplemental hereto with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(h), except for Sections 6.01(e) and 6.01(f) with respect to the Company (but not with respect to any Restricted Subsidiary) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, Additional Interest, if any, and interest on all outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)     in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)     in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)     no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from (i) the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease Notes pursuant to this Article 8 concurrently with such Incurrence or (ii) the repayment of other Indebtedness being repaid concurrently);

(e)     such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(f)     the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(g)     the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Additional Interest, if any, or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.    AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of a Note to:

(a)     cure any ambiguity, defect, mistake, omission or inconsistency;

(b)     provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes or Note Guarantees, as applicable, by a Successor to the Company or a successor to such Guarantor pursuant to Article 5;

(c)     provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended);

(d)     add any Note Guarantees with respect to the Notes and to release Note Guarantees when required or permitted by the terms of this Indenture;

(e)     secure the Notes;

(f)     add to the covenants of the Company or any Guarantor for the benefit of the Holders of all Notes or the Note Guarantees or to surrender any right or power conferred upon the Company or any Guarantors, including to comply with requirements of the Commission or any applicable securities depository in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S;

(g)     make any change that would provide any additional rights or benefits to the Holders of all of the Notes or the Note Guarantees or, in the good faith opinion of the Company, that does not adversely affect the legal rights hereunder of any Holder of the Notes or any Guarantor;

(h)     comply with the requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities;

(i)     comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(j)     conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” contained in any offering memorandum relating to the initial offering of all of the Notes, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture or such Notes (as evidenced by an Officers’ Certificate of the Company and Opinion of Counsel);

(k)     provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(l)     evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08;

(m)     change the Registrar or Paying Agent; and

(n)     remove redemption provisions included in any Notes that are no longer in effect.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Sections 9.06 and 12.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees without notice to any Holder of Notes but with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.07 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee (which may consist of an Officers’ Certificate of the Company (or an agent of the Company engaged in respect of such consents)) of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.06 and 12.04, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver of this Indenture becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)     reduce the rate of or extend the time for payment of interest on any Note;

(c)     reduce the principal of or extend the Stated Maturity of any Note;

(d)     reduce the premium payable upon the redemption of any Note, waive a redemption payment with respect to any Note or change the time at which a Note may be redeemed;

(e)     impair the right of any Holder to receive payment of principal of, or interest, premium or Additional Interest, if any, on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, except (i) a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, (ii) a waiver of the payment default that resulted from such acceleration and (iii) any waiver or modification of the obligation to make an offer to purchase as a result of a Change of Control prior to the occurrence of a Change of Control;

(f)     make any Note payable in money other than that stated in the Notes;

(g)     make any change in the provisions of this Indenture relating to waivers of past Defaults; or

(h)     make any change in Section 6.04 or 6.07 or in the foregoing amendment and waiver provisions.

In addition, any amendment which releases any Guarantor from its obligations under any Note Guarantee (except as specified in Article 5 or Section 10.02 prior to any such amendment) will require the consent of the Holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding. For the avoidance of doubt, no amendment or deletion of any of the covenants contained in this Indenture in accordance with the provisions set forth herein or action taken in compliance with such provisions as in effect at the time of such action shall be deemed to make any change in the provisions or this Indenture relating to the contractual right of any holder of the Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. From and after the date an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE 10.    NOTE GUARANTEES

Section 10.01. Note Guarantees.

(a)     Subject to the provisions of this Article 10, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, Additional Interest, if any, and interest on the Notes and all other obligations of the Company under this Indenture (including under Section 7.07) and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guarantor Obligation.

(b)     Each Guarantor waives (to the extent lawful) presentation to, demand of, and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c)     Each Guarantor further agrees that its Note Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)     Except as set forth in Section 10.02 and Article 8, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; (vi) any change in the ownership of the Company; (vii) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e)     Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 5.01, Section 10.02, Section 11.01 or Article 8. Each Guarantor further agrees that its Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest or Additional Interest, if any, on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(f)     In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g)     Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of such Guarantor’s Note Guarantee.

(h)     Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.01.

(i)     Neither the Company nor the Guarantors shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Note Guarantee.

Section 10.02. Limitation on Liability; Termination, Release and Discharge.

(a)     Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)     A Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Note Guarantee and this Indenture shall be released and discharged:

(i)    in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (by way of merger, consolidation, or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if such sale or other disposition is permitted by this Indenture;

(ii)    in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company and such sale or other disposition is permitted by this Indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(iii)    if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with this Indenture; or

(iv)    upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.02, Section 8.03, or Section 11.01.

(c)     If any Guarantor is released from its Note Guarantee, any of its Subsidiaries that are Guarantors will be released from their Note Guarantees.

(d)     In the case of any transaction described in Section 10.02(b)(i) or (b)(ii) or in the event that the Company otherwise requests the Trustee to acknowledge any release pursuant to Section 10.02, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(e)     The release of a Guarantor from its Note Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.02 shall not preclude the future application of Section 4.20 to such Person.

Section 10.03. Right of Contribution.

Subject to Section 10.04, each Guarantor agrees that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) in respect of the Guarantor Obligations, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the relative net worth of each Guarantor (including the Funding Guarantor) as of the date of such payment or distribution for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guarantor Obligations. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.04. No Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE 11.    SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)     either:

(i)    all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(ii)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(b)     other than with respect to a discharge when the Notes have become due and payable, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from (i) the borrowing of funds to be applied to such deposit or (ii) the repayment of other Indebtedness being repaid concurrently) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)     the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d)     the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Upon compliance with the foregoing, the Trustee shall execute such instrument(s) as reasonably requested by the Company acknowledging the satisfaction and discharge of all of the Company’s and the Guarantor’s Obligations under the Notes and this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive such satisfaction and discharge.

Section 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Additional Interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, interest and Additional Interest, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12.    MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

Section 12.02. Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic transmission (with confirmation of receipt) or overnight air courier guaranteeing next day delivery, to the other’s address, as follows:

If to the Company or any Guarantor:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, Nevada 89169

Telecopier No.: (702) 792-7214

Attention: Josh Hirsberg

and

Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, Nevada 89169

Telecopier No.: (702) 696-1114

Attention: Brian A. Larson, Esq.

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Telecopier No.: (212) 751-4864

Attention: Senet Bischoff

Email: Senet.Bischoff@lw.com

If to the Trustee:

Wilmington Trust, National Association

15950 N. Dallas Pkwy, Suite 550

Dallas, TX 75248

Attention: Boyd Gaming Corporation Administrator

Email: sgoffinet@wilmingtontrust.com

The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if electronically transmitted; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided that notwithstanding any other provision of this Indenture, where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Notes (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.    Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Guarantor sends a notice or communication to Holders, it shall provide a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Trustee may request and, if requested, the Company shall furnish to the Trustee:

(a)     an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; or

(b)     an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)     a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)     a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)     a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture and the Note Guarantees, where applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law; Waiver of Trial by Jury.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE. Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.02.

Section 12.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof. Unless otherwise indicated, references in this Indenture to Articles and Sections are to the articles and sections of this Indenture.

Section 12.14. Entire Agreement.

This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior written agreements and understandings, oral or written.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURES

BOYD GAMING CORPORATION

By:	/S/ Josh Hirsberg
	Name:	Josh Hirsberg
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

BOYD TUNICA, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

BLUE CHIP CASINO, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

CALIFORNIA HOTEL AND CASINO

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

TREASURE CHEST CASINO, L.L.C.

BY:	/S/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager, President and Chief Executive Officer

RED RIVER ENTERTAINMENT OF SHREVEPORT, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

[Signature Page to Indenture]

BOYD RACING, L.L.C.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

PAR-A-DICE GAMING CORPORATION

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Secretary, Director and President

COAST CASINOS, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

COAST HOTELS AND CASINOS, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

SAM-WILL, INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

M.S.W., INC.

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

[Signature Page to Indenture]

CALIFORNIA HOTEL FINANCE CORPORATION

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Director and President

BOYD ACQUISITION, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

BOYD LOUISIANA RACING, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

BOYD BILOXI, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

BOYD ACQUISITION I, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

BOYD ACQUISITION II, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	Manager and President

[Signature Page to Indenture]

NEVADA PALACE, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

THE OLD EVANGELINE DOWNS, L.L.C.

By:	/s/ William S. Boyd
	Name:	William S. Boyd
	Title:	Manager and President

THE CANNERY HOTEL AND CASINO, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

ALST CASINO HOLDCO LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

ALIANTE GAMING, LLC

By:	/s/ Keith E. Smith
	Name:	Keith E. Smith
	Title:	President

BELLE OF ORLEANS, L.L.C.

By:	/s/ William S. Boyd
	Name:	William S. Boyd
	Title:	Manager and President

[Signature Page to Indenture]

DIAMOND JO WORTH, LLC

By:	/s/ William S. Boyd
	Name:	William S. Boyd
	Title:	Manager and President

DIAMOND JO, LLC

By:	/s/ William S. Boyd
	Name:	William S. Boyd
	Title:	Manager and President

KANSAS STAR CASINO, LLC

By:	/s/ William S. Boyd
	Name:	William S. Boyd
	Title:	Manager and President

PENINSULA GAMING, LLC

By:	/s/ William S. Boyd
	Name:	William S. Boyd
	Title:	Manager and President

PNK (OHIO), LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

PNK (OHIO) II, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

[Signature Page to Indenture]

PNK (OHIO) III, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

VALLEY FORGE CONVENTION CENTER PARTNERS, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

VALLEY FORGE COLONIAL, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

OGLE HAUS, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

AMERISTAR CASINO KANSAS CITY, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

AMERISTAR CASINO ST. CHARLES, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

[Signature Page to Indenture]

BOYD TCIV, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

BELTERRA RESORT INDIANA, LLC

By:	/s/ Brian A. Larson
	Name:	Brian A. Larson
	Title:	Executive Vice President and Secretary

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Shawn Goffinet
	Name:	Shawn Goffinet
	Title:	Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]1

CUSIP Number: [ ]2

ISIN Number: [ ]3

4.750% Senior Note due 2027

No. _______	$_____________

BOYD GAMING CORPORATION

promises to pay to _______CEDE & CO__________________________________ or registered assigns,

the principal sum of [    ($[ ])] or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note, attached hereto on December 1, 2027

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Dated: ______________

[1]	Insert Global Note Legend as applicable.
[2]	144A CUSIP: 103304 BR1; Reg S CUSIP: U1022E AD0.
[3]	144A ISIN: US103304BR11; Reg S ISIN: USU1022EAD05.

1

BOYD GAMING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated: [ ], [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

2

[Back of Note]

4.750% Senior Note due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Boyd Gaming Corporation, a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.750% per annum from December 3, 2019 until maturity. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [    ], [    ]. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest and Additional Interest, if any, from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest and Additional Interest, if any, on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Principal and interest shall be considered paid on the due date the Trustee or Paying Agent holds money sufficient to pay the principal and interest then due.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under the Indenture dated as of December 3, 2019 (the “Indenture”) among the Company, the Guarantors listed therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

3

5. OPTIONAL REDEMPTION.

(a) Except pursuant to clause (b) and (c) of this Paragraph 5, the Notes will not be redeemable prior to December 1, 2022. On or after December 1, 2022, the Company may redeem all or part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2022	102.375%
2023	101.188%
2024 and thereafter	100.000%

(b) At any time prior to December 1, 2022, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 104.750% of the principal amount thereof with the Net Cash Proceeds of one or more Equity Offerings, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders of such Notes on any relevant record date to receive interest due on the relevant Interest Payment Date; provided that (i) at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c) At any time prior to December 1, 2022 the Company may also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice sent to each Holder, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date.

(d) Any optional redemption provided for in the Note shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS. If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of the Company, to dispose of such Holder’s Notes within a time period prescribed by the Company or such other time period prescribed by such Gaming Authority (in which event the Company’s obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, the Company shall have the right to redeem, on the date fixed by the Company or prescribed by such Gaming Authority for the redemption of such Notes, such Holder’s Notes at a redemption price equal to the lesser of (1) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder’s disqualification or (2) the price at which such

4

Holder or beneficial owner acquired such Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Company is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

8. REPURCHASE AT THE OPTION OF THE HOLDER.

(a) If (i) a Change of Control (if, at the Change of Control Time the Notes do not have Investment Grade Status) or (ii) a Change of Control Triggering Event (if, at the Change of Control Time the Notes have Investment Grade Status) occurs, each Holder of Notes shall have the right to require the Company to purchase such Holder’s Notes, in whole, or in part (equal to a minimum principal amount of $2,000 or integral multiple of $1,000 in excess of $2,000) of that Holders’ Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment (“Change of Control Payment”) in cash equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase.

Not later than 30 days following (i) any Change of Control or (ii) in the event the Notes have Investment Grade Status at the earlier of the public announcement of (x) a Change of Control or (y) (if applicable) the Company’s intention to effect a Change of Control, a Change of Control Triggering Event, the Company will send a notice (which notice may be conditional) to each Holder (with a copy to the Trustee) regarding the Change of Control Offer. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer. Any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date).

(b) If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $125,000,000, the Company shall, not more than 20 Business Days (or earlier at the Company’s option) of the date after the amount of Excess Proceeds exceeds $125,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of the Notes, and at the election of the Company, the holders of any other outstanding Pari Passu Indebtedness having comparable repurchase rights, an aggregate principal amount of Notes, and, if applicable, such other Pari Passu Indebtedness, equal to the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon. The Holder of this Note may elect to have this Note or a portion hereof in an authorized

5

denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Prepayment Offer. Any Note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date. Upon completion of a Prepayment Offer (including payment for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes or for the repurchase of Indebtedness subordinated in right of payment to the Notes or the Note Guarantees if required to be purchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero.

9. NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice issued is in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may be conditional. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of minimum principal amount of $2,000 or integral multiple of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. Holders will be required to pay all taxes due on transfer. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended without prior notice to any Holder of Notes but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer, exchange offer for, or purchase of, the Notes) and (ii) subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer, exchange offer for, or purchase of, the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors, and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to (a) cure any ambiguity, defect, mistake, omission or inconsistency; (b) provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes or Note Guarantees, as applicable, by a Successor to the Company or a successor to such Guarantor pursuant to Article 5 of the Indenture; (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended); (d) add any Note Guarantees with respect to the Notes and

6

to release Note Guarantees when required or permitted by the terms of the Indenture; (e) secure the Notes; (f) add to the covenants of the Company or any Guarantor for the benefit of the Holders of all Notes or the Note Guarantees or to surrender any right or power conferred upon the Company or any Guarantors, including to comply with requirements of the Commission or any applicable securities depository in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S; (g) make any change that would provide any additional rights or benefits to the Holders of all of the Notes or the Note Guarantees or, in the good faith opinion of the Company, that does not adversely affect the legal rights hereunder of any Holder of the Notes or any Guarantor; (h) comply with the requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities; (i) comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (j) conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” contained in any offering memorandum relating to the initial offering of all of the Notes, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or such Notes (as evidenced by an Officers’ Certificate of the Company); (k) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof; (l) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08 of the Indenture; (m) change the Registrar or Paying Agent; and (n) remove redemption provisions included in any Notes that are no longer in effect.

13. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Company defaults in the payment of interest (including Additional Interest, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days; (ii) the Company defaults in the payment when due of principal of or premium, if any, on any Note when due at maturity, upon acceleration, required purchase or otherwise; (iii) the Company fails to observe, perform or comply with the covenants and agreements of Section 5.01(a) of the Indenture; (iv) the Company or any Guarantor fails to observe, perform or comply with any of the other covenants and agreements in the Indenture, the Notes, or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of a written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of Notes then outstanding; (v) the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; (vi) a court of competent jurisdiction enters an order or decree with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary under any Bankruptcy Law that: (a) is for relief against such Person(s) in an involuntary case, (b) appoints a custodian of such Person(s) or for all or substantially all of the property of such Person, or (c) orders the liquidation of such Person(s); provided the order or decree remains unstayed and in effect for 60 consecutive days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 30 days; (viii) Indebtedness of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary or group of Restricted Subsidiaries) is not paid when due or within any applicable grace period (a “Cross-Payment Default”) or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $100,000,000; (ix) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant

7

Subsidiary to pay final, non-appealable judgments by a court of competent jurisdiction in an uninsured aggregate amount in excess of $100,000,000 and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days after such judgment or judgments become final and non-appealable; and (x) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly by the Company or any of its Restricted Subsidiaries, which, taken together, collectively contribute more than 10% of the Company’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonably good faith judgment of the Board of Directors, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole). A Default under clause (viii), (ix) or (x) shall not constitute an Event of Default unless and until the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes notify the Company of the Default; provided that any Default under clause (viii) above resulting from a Cross-Payment Default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Company of such notice of Default from the Trustee or Holders of not less than 30% in aggregate principal amount of the Notes. Subject to the following paragraph, if an Event of Default (other than an Event of Default resulting from subclauses (v) or (vi) above and, in respect of subclause (iv) of this Section 13, subject to the following paragraph) shall have occurred and be continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding may accelerate the maturity of all the Notes by a notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium and Additional Interest, if any, on all of the Notes then outstanding, will become immediately due and payable. Notwithstanding the foregoing, in case an Event of Default resulting from subclauses (v) or (vi) above shall occur, the Notes then Outstanding (including any accrued interest and, if applicable, Additional Interest, thereon) shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders; provided, however, that, the Holders of a majority in aggregate principal amount of the Notes then Outstanding voting as a single class, may, by written notice to the Trustee, on behalf of the Holders of all of the Notes, rescind and annul such acceleration if all Events of Default and Defaults, other than the nonpayment of accelerated principal, premium or Additional Interest, if any, or interest on the Notes, have been cured or waived as provided in the Indenture and such rescission and annulment would not conflict with any judgment or decree. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in the aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in its exercise of any trust or power.

The sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described in Section 4.03 of the Indenture and for any failure to comply with the requirements of TIA§314(a), will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Notes at a rate equal to 0.25% per annum. The Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under the Indenture. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations under Section 4.03 of the Indenture or TIA § 314(a) first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 365th day, such Additional Interest will cease to accrue and the Notes will be subject to the other remedies provided under Article 6 of the Indenture.

8

Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive an Event of Default or existing Default and its consequences hereunder (if the rescission would not conflict with any judgment or decree) except a continuing Default in the payment of principal of or premium, interest or Additional Interest, if any, on a Note. Upon any such waiver, such Event of Default or Default shall cease to exist and shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture and the Note Guarantees, where applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS; ISINS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 3, 2019, among the Company, the Guarantors and the other parties named on the signature pages thereof.

20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, 9th Floor, Las Vegas, Nevada 89169, Attention: General Counsel.

10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                    to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)    ☐        to the Company or a subsidiary thereof; or

(2)    ☐        inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)    ☐        outside the United States to a non-U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)    ☐        pursuant to another available exemption from registration under the Securities Act of 1933, as amended (if available); or

(5)    ☐        pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3) or (4) is checked, the Holder must, prior to such transfer, furnish to the Trustee such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Signature Guarantee:	Signature

Signature

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the principal amount:

$

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

EXHIBIT B

[FORM OF GLOBAL NOTE LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[FORM OF RESTRICTED SECURITY LEGEND]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(1)(c) OR (d) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 2.05(b) of the Indenture)

Wilmington Trust, National Association

15950 N. Dallas Pkwy, Suite 550

Dallas, TX 75248

Attention: Boyd Gaming Corporation Administrator

Re:     4.750% Senior Notes due 2027 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 3, 2019 (the “Indenture”) among Boyd Gaming Corporation, a corporation organized under the laws of Nevada (the “Company”), the Guarantors listed therein (the “Guarantors”) and Wilmington Trust, National Association (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $                     aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No. 103304 BR1; ISIN No: US103304BR11) with the Depositary in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (ISIN No. US103304BR11).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i) the offer of such Notes was not made to a person in the United States;

(ii) either:

(1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

(2) in the case of Rule 903, the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States; or

(3) in the case of Rule 904, the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

C-1

(iii) no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person acting on their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v) the Transferor is not the Company, a distributor of the Notes, an affiliate of the Company or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b) with respect to transfers made in reliance on Rule 144 the Transferor certifies that such Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company, the Guarantors and the Trustee to produce this certificate to any interested party in such proceeding. [This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Initial Purchasers of the Notes under the Purchase Agreement, dated November 18, 2019 among the Company, the Guarantors and the Initial Purchasers relating to the Notes.] Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the U.S. Securities Act.

[Name of Transferor]

By:
Name:
Title:
Date:

cc:	Attn:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL

NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to § 2.05(b) of the Indenture)

Wilmington Trust, National Association

15950 N. Dallas Pkwy, Suite 550

Dallas, TX 75248

Attention: Boyd Gaming Corporation Administrator

Re: 4.750% Senior Notes due 2027 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 3, 2019 (the “Indenture”) among Boyd Gaming Corporation, a corporation organized under the laws of Nevada (the “Company”), the Guarantors listed therein (the “Guarantors”) and Wilmington Trust, National Association (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $_____________ aggregate principal amount of Notes that are held in the form of the Regulation S Global Note (ISIN No. US103304BR11) in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No. 103304 BR1, ISIN No. US103304BR11).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐

the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐

the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Company’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company, the Guarantors and the Trustee to produce this certificate to any interested party in such proceeding. [This certificate and the statements contained herein are made for your benefit and the benefit

D-1

of the Company, the Guarantors and the Initial Purchasers of the Notes under the Purchase Agreement dated November 18, 2019 among the Company, the Guarantors and the Initial Purchasers relating to the Notes.]

[Name of Transferor]

By:
Name:
Title:
Date:

cc:                Attn:

D-2

EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

Boyd Gaming Corporation

3883 Howard Hughes Parkway

9th Floor

Las Vegas, NV 89169

Attention: General Counsel

Wilmington Trust, National Association

15950 N. Dallas Pkwy, Suite 550

Dallas, TX 75248

Attention: Boyd Gaming Corporation Administrator

Re:	4.750% Senior Notes due 2027 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 3, 2019 (the “Indenture”) among Boyd Gaming Corporation, a corporation organized under the laws of Nevada (the “Company”), the Guarantors listed therein (the “Guarantors”) and Wilmington Trust, National Association (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United

States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the “Distribution Compliance Period” within the meaning of Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Security Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

Boyd Gaming Corporation

3883 Howard Hughes Parkway

9th Floor

Las Vegas, NV 89169

Attention: General Counsel

Wilmington Trust, National Association

15950 N. Dallas Pkwy, Suite 550

Dallas, TX 75248

Attention: Boyd Gaming Corporation Administrator

Re:	4.750% Senior Notes due 2027 (the “Notes”)

(CUSIP ____________)

Reference is hereby made to the Indenture dated as of December 3, 2019 (the “Indenture”) among Boyd Gaming Corporation, a corporation organized under the laws of Nevada (the “Company”), the Guarantors listed therein (the “Guarantors”) and Wilmington Trust, National Association (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to such Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

F-1

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable such Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to such Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

F-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Guarantors.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

F-3